    As filed with the Securities and Exchange Commission on April 12, 2001
                             Subject to Amendment
                                                     Registration Nos. 333-
                                                                       333-
                                                                       333-
                                                                       333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------

     Duke Energy Corporation                   North Carolina                            56-0205520
  Duke Energy Capital Trust III                   Delaware                               52-2171524
  Duke Energy Capital Trust IV                    Delaware                               52-2171526
   Duke Energy Capital Trust V                    Delaware                               56-6575443
 (Exact name of each registrant       (State or other jurisdiction of      (I.R.S. Employer Identification Nos.)
  as specified in its charter)         incorporation or organization)

                                 526 South Church Street
                             Charlotte, North Carolina 28202
                                     704-594-6200
                   (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                                --------------
         ROBERT P. BRACE                                JOHN SPUCHES
   Executive Vice President and                     Dewey Ballantine LLP
     Chief Financial Officer                    1301 Avenue of the Americas
     526 South Church Street                      New York, New York 10019
 Charlotte, North Carolina 28202                 Telephone No. 212-259-7700
    Telephone No. 704-382-3400
 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service of each registrant)
                                --------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                           ----
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                  ----
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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                                                      Proposed Maximum
                                           Amount      Offering Price   Proposed Maximum
       Title of Each Class of              to be            Per        Aggregate Offering       Amount of
     Securities to be Registered       Registered(1)   Unit(1)(2)(3)   Price(1)(2)(3)(4)  Registration Fee(1)(4)
----------------------------------------------------------------------------------------------------------------
Duke Energy Corporation Senior
 Notes...............................
----------------------------------------------------------------------------------------------------------------
Duke Energy Corporation Junior
 Subordinated Notes..................
----------------------------------------------------------------------------------------------------------------
Duke Energy Corporation First and
 Refunding Mortgage Bonds............
----------------------------------------------------------------------------------------------------------------
Duke Energy Corporation Common Stock,
 without par value(5)................
----------------------------------------------------------------------------------------------------------------
Duke Energy Corporation Stock
 Purchase Contracts..................
----------------------------------------------------------------------------------------------------------------
Duke Energy Corporation Stock
 Purchase Units......................
----------------------------------------------------------------------------------------------------------------
Duke Energy Capital Trust III Trust
 Preferred Securities................
----------------------------------------------------------------------------------------------------------------
Duke Energy Capital Trust IV Trust
 Preferred Securities................
----------------------------------------------------------------------------------------------------------------
Duke Energy Capital Trust V Trust
 Preferred Securities................
----------------------------------------------------------------------------------------------------------------
Duke Energy Corporation Guarantees
 with respect to Trust Preferred
 Securities of Duke Energy Capital
 Trust III, Duke Energy Capital Trust
 IV and Duke Energy Capital
 Trust V(6)(7).......................
----------------------------------------------------------------------------------------------------------------
Total................................  $2,000,000,000       100%         $2,000,000,000          $498,858

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(1) There are being registered hereunder such presently indeterminate number or principal amount of Senior Notes, Junior Subordinated Notes, First and Refunding Mortgage Bonds, shares of Common Stock, Stock Purchase Contracts and Stock Purchase Units of Duke Energy Corporation and such presently indeterminate number of Trust Preferred Securities of Duke Energy Capital Trust III, Duke Energy Capital Trust IV and Duke Energy Capital Trust V with an aggregate initial offering price not to exceed $2,000,000,000.
    Duke Energy Corporation Junior Subordinated Notes also may be issued to Duke Energy Capital Trust III, Duke Energy Capital Trust IV or Duke Energy Capital Trust V and later distributed upon dissolution and distribution of the assets thereof, which would include such Junior Subordinated Notes for which no separate consideration will be received. An indeterminate number of shares of Common Stock may also be issued by Duke Energy Corporation upon settlement of the Stock Purchase Contracts or Stock Purchase Units of Duke Energy Corporation. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and distributions, if any.
(4) As permitted by Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus which also relates to
    Registration Statement No. 333-52204 previously filed by Duke Energy Corporation as to which securities having an aggregate offering price of $4,325,000 remain unsold. The registration fee of $1,142 associated with such securities was previously paid. Accordingly, the registration fee consists of $498,858 paid herewith and the $1,142 previously paid. This registration statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-52204, which shall become effective concurrently with this registration statement in accordance with Section 8(c) of the Securities Act of 1933.
(5) Includes Duke Energy Corporation Preference Stock Purchase Rights. Prior
    to the occurrence of certain events, purchase rights for Duke Energy Corporation Series A Participating Preference Stock will not be evidenced separately from the Duke Energy Corporation Common Stock.
(6) No separate consideration will be received for the Duke Energy Corporation Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect of the Duke Energy Corporation Guarantees.
(7) Includes the obligations of Duke Energy Corporation under the respective Trust Agreements, the Subordinated Indenture, the related series of Junior Subordinated Notes, the respective Guarantees and the respective
    Agreements as to Expenses and Liabilities, which include the Corporation's covenant to pay any indebtedness, expenses or liabilities of the Trusts (other than obligations pursuant to the terms of the Trust Preferred Securities or other similar interests), all as described in this registration statement.
                                --------------
  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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                                EXPLANATORY NOTE

  This registration statement includes a prospectus and two forms of prospectus supplement. The first is a form of prospectus supplement that may be used in connection with issuances from time to time of Trust Preferred Securities. The second is a form of prospectus supplement that may be used in connection with issuances from time to time of Senior Notes.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained in this preliminary prospectus supplement is subject to + +completion or amendment. These securities may not be sold nor may offers to +
+buy be accepted prior to the time that a final prospectus supplement is       +
+delivered. Neither this preliminary prospectus supplement nor the             +
+accompanying prospectus shall constitute an offer to sell or the solicitation + +of an offer to buy nor shall there be any sale of these securities in any + +state in which such offer, solicitation or sale would be unlawful prior to + +registration or qualification under the securities laws of any such state. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT
(To prospectus dated        ,    )
                   Subject to completion dated April 12, 2001

                         [      ] Preferred Securities
                         Duke Energy Capital Trust [ ]
                          % Trust Preferred Securities
                (Liquidation amount $    per Preferred Security)

                 Guaranteed, to the extent described herein, by
                            Duke Energy Corporation

                                  -----------

    A brief description of the   % Trust Preferred Securities can be found
under "Summary of Offering" in this prospectus supplement.

    You should carefully read "Risk Factors" beginning on page S-9 to learn about specific risks associated with the Preferred Securities, as well as the other information in this prospectus supplement and the accompanying prospectus, before you make your investment decision.

    Duke Energy intends to list the Preferred Securities on the New York Stock
Exchange under the symbol "   " and expects trading in the Preferred Securities
to begin on the New York Stock Exchange within 30 days after the original issue date.

                                  -----------

                                                 Per Preferred Security   Total
                                                 ----------------------- -------
Initial Public Offering Price...................
Underwriting Discounts and Commissions..........             (1)             (1)
Proceeds, before expenses, to the Trust.........

-----
(1)Underwriting commissions of $    per Preferred Security (or $    in the
 aggregate) will be paid by Duke Energy.

                                  -----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Preferred Securities on or about      ,
   .

                                  -----------

                            [names of underwriters]

                                  -----------

                This prospectus supplement is dated       ,   .

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. None of Duke Energy, the Trust or the underwriters has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. None of Duke Energy, the Trust or the underwriters is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates on the front of those documents or earlier dates specified therein. Duke Energy's business, financial condition, results of operations and prospects may have changed since those dates.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            Page
                                                                            ----
Forward-Looking Statements................................................   S-3
Summary of Offering.......................................................   S-4
Risk Factors..............................................................   S-9
Duke Energy Capital Trust [ ].............................................  S-13
Description of the Preferred Securities...................................  S-14
Description of the Series   Junior Subordinated Notes.....................  S-27
Relationship Among the Preferred Securities, the Series   Junior
 Subordinated Notes and the Guarantee.....................................  S-31
Material Federal Income Tax Considerations................................  S-33
Underwriting..............................................................  S-35
Validity of the Securities................................................  S-36

                                Prospectus

About this Prospectus.....................................................     2
Duke Energy Corporation...................................................     2
Use of Proceeds...........................................................     4
The Trusts................................................................     4
Accounting Treatment......................................................     5
Description of the Senior Notes...........................................     5
Description of the Junior Subordinated Notes..............................    15
Description of the First and Refunding Mortgage Bonds.....................    24
Description of the Common Stock...........................................    28
Description of the Stock Purchase Contracts and the Stock Purchase Units..    31
Description of the Preferred Securities...................................    32
Description of the Guarantees.............................................    33
Plan of Distribution......................................................    36
Experts...................................................................    38
Validity of the Securities................................................    38
Where You Can Find More Information.......................................    38

                           FORWARD-LOOKING STATEMENTS

      Duke Energy has included certain information in this document which is "forward-looking information" as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to its expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this document. This information, by its nature, involves estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed.

      Duke Energy's business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond Duke Energy's ability to control. Duke Energy has identified a number of these factors in its filings with the SEC, and you are referred to those filings for further information. These factors include:

    . state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed at and degree to which competition enters the electric and natural gas industries;

    . industrial, commercial and residential growth in Duke Energy's service territories and the service territories of its subsidiaries;

    . the weather and other natural phenomena;

    . the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

    . changes in environmental and other laws and regulations to which Duke
      Energy and its subsidiaries are subject or other external factors over which Duke Energy has no control;

    . the results of financing efforts, including Duke Energy's ability to obtain financing on favorable terms, which can be affected by various factors, including its credit ratings and general economic conditions;

    . growth in opportunities for Duke Energy's business units; and

    . the effect of accounting policies issued periodically by accounting standard-setting bodies.

      In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this prospectus supplement and the accompanying prospectus might not occur. Neither Duke Energy nor the underwriters undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                              SUMMARY OF OFFERING

  This summary highlights information appearing elsewhere in this prospectus supplement and in the accompanying prospectus. This summary does not contain all the information you should consider before investing in the Preferred Securities. You should pay special attention to the "Risk Factors" section of this prospectus supplement to determine whether an investment in the Preferred Securities is appropriate for you.

Duke Energy Corporation.............  Duke Energy, together with its subsidiaries, is an integrated energy
                                       and energy services provider with the
                                       ability to offer physical delivery and
                                       management of both electricity and
                                       natural gas throughout the United States and abroad. Duke Energy, directly or through its subsidiaries, provides these and other services through seven business segments: Franchised Electric, Natural Gas Transmission, Field Services, North American Wholesale Energy, International Energy, Other Energy Services and Duke Ventures.

                                       The principal executive offices of Duke
                                       Energy are located at 526 South Church
                                       Street, Charlotte, NC 28202 (telephone
                                       (704) 594-6200).

The Trust...........................  Duke Energy Capital Trust [  ] is a
                                       statutory business trust created solely
                                       for the purposes of (1) issuing the
                                       Preferred Securities to the public, (2)
                                       issuing the Common Securities to Duke
                                       Energy and (3) using the proceeds from
                                       the issuance of the Preferred Securities
                                       and the Common Securities to purchase
                                       Duke Energy's Series   Junior
                                       Subordinated Notes due     ,     .

Preferred Securities Offered........      % Trust Preferred Securities.

Distributions; Distribution Dates...  Holders of the Preferred Securities are
                                       entitled to receive cumulative cash
                                       distributions at a yearly rate of  % of
                                       the liquidation amount of those
                                       Preferred Securities. Distributions will
                                       accrue from the original issue date.
                                       Distributions will be payable quarterly,
                                       except during extension periods, on
                                       March 31, June 30, September 30 and
                                       December 31 of each year, commencing on
                                              ,    .

                                       The distribution dates will correspond
                                       to the interest payment dates on the
                                       Series   Junior Subordinated Notes and
                                       the rate at which distributions will be
                                       paid on the Preferred Securities will
                                       correspond to the interest rate on the
                                       Series   Junior Subordinated Notes. If
                                       Duke Energy does not pay principal or
                                       interest on the Series   Junior
                                       Subordinated Notes, no amounts will be
                                       paid on the Preferred Securities.

Record Dates........................  The close of business on the 15th calendar day before the relevant
                                       distribution date.

Series   Junior Subordinated
Notes...............................  Duke Energy will issue $          of
                                       Series   Junior Subordinated Notes under
                                       its Subordinated Indenture. The Trust
                                       will use the proceeds from the sale of
                                       the Preferred Securities to purchase
                                       $          of Series   Junior
                                       Subordinated Notes, and the Trust will
                                       use the proceeds from the sale of the
                                       Common Securities to purchase $
                                       of Series   Junior Subordinated Notes.
                                       The Series   Junior Subordinated Notes
                                       will be unsecured subordinated
                                       obligations of Duke Energy.

Deferral of Distributions;
Extension Periods...................  Duke Energy has the right to defer payments of interest on the Series
                                       Junior Subordinated Notes by extending
                                       the interest payment period on the
                                       Series   Junior Subordinated Notes, at
                                       any time and as often as it wishes, for
                                       up to   consecutive quarters (each, an
                                       "extension period") but not beyond the
                                       maturity date of the Series   Junior
                                       Subordinated Notes. If Duke Energy
                                       defers payments of interest on the
                                       Series   Junior Subordinated Notes,
                                       distributions on the Preferred
                                       Securities will also be deferred.

                                       Deferred interest will bear interest at
                                       a yearly rate of  %, compounded
                                       quarterly, to the date of payment, to
                                       the extent legally permitted. Payments
                                       of deferred interest, and any interest
                                       on deferred interest, on the Series
                                       Junior Subordinated Notes will be passed through to the holders of the Preferred Securities.

                                       The only restrictions on Duke Energy's
                                       ability to defer payments of interest
                                       are that during an extension period Duke
                                       Energy may not, with certain exceptions,
                                       (1) pay dividends on, or redeem or
                                       otherwise purchase, any of its capital
                                       stock or (2) pay principal or interest
                                       on, or redeem or otherwise purchase, any
                                       of its debt securities ranking equal in
                                       priority with or subordinate to the
                                       Series   Junior Subordinated Notes.

                                       During an extension period, holders of
                                       Preferred Securities will recognize
                                       interest income for United States
                                       federal income tax purposes before the
                                       receipt of the cash payments of those
                                       deferred distributions even if the
                                       holder is a cash basis taxpayer.

Redemption; Special Event
Redemption..........................  The Trust will redeem the Preferred
                                       Securities when Duke Energy repays the
                                       Series   Junior Subordinated Notes at
                                       maturity or upon earlier redemption.

                                       Duke Energy will have the right to
                                       redeem the Series   Junior Subordinated
                                       Notes at any time, in whole or in part,
                                       on or after        ,    . Duke Energy
                                       also will have the right to redeem the
                                       Series   Junior Subordinated Notes at
                                       any time, in whole but not in part,
                                       during the 90 days after the occurrence
                                       of a Special Event (see below).

Redemption Price....................  If the Preferred Securities are redeemed or the Trust is terminated without
                                       distribution of the Series   Junior
                                       Subordinated Notes, each holder of a
                                       Preferred Security will be entitled to
                                       receive a liquidation amount of $    per
                                       Preferred Security plus accrued and
                                       unpaid distributions (including any
                                       interest on those distributions) to the
                                       date of payment.

Special Event.......................  A "Special Event" means a Tax Event or an
                                       Investment Company Act Event.

                                       A "Tax Event" means that because of
                                       changes in certain tax laws or
                                       regulations, or in how
                                       they are interpreted or applied, there
                                       is more than an insubstantial risk that
                                       (1) the Trust would be subject to United
                                       States federal income tax with respect
                                       to income accrued or received on the
                                       Series   Junior Subordinated Notes, (2)
                                       interest payable on the Series   Junior
                                       Subordinated Notes would not be
                                       deductible by Duke Energy for United
                                       States federal income tax purposes or
                                       (3) the Trust would be subject to more
                                       than a de minimis amount of other taxes, duties or other governmental charges.

                                       An "Investment Company Act Event" means
                                       that because of changes in certain laws
                                       or regulations, or in how they are
                                       interpreted or applied, there is more
                                       than an insubstantial risk that the
                                       Trust is or will be considered an
                                       "investment company" under the
                                       Investment Company Act of 1940.

Termination of Trust................  Duke Energy will have the right to terminate the Trust at any time and
                                       cause the Property Trustee to distribute
                                       $       of the Series   Junior
                                       Subordinated Notes pro rata to the
                                       holders of the Preferred Securities in
                                       exchange for their Preferred Securities.
                                       This right is optional and wholly in
                                       Duke Energy's discretion.

Ranking of Series   Junior
Subordinated Notes..................  The Series   Junior Subordinated Notes
                                       will be subordinate and junior in right
                                       of payment to all indebtedness for
                                       borrowed money and other obligations of
                                       Duke Energy included in the definition
                                       of Senior Indebtedness. See "Description of the Junior Subordinated Notes-- Subordination" in the accompanying prospectus for a description of Senior Indebtedness.

Guarantee...........................  Duke Energy will irrevocably and unconditionally guarantee the payment of distributions and other payments by the Trust on the Preferred

                                       Securities, but only to the extent that
                                       the Trust has funds legally and
                                       immediately available to make those
                                       distributions and payments.

Ranking of Guarantee................  Duke Energy's obligations under the
                                       Guarantee will be subordinate and junior in right of payment to all of Duke Energy's other liabilities, other than liabilities that rank equal in priority or subordinate by their terms. The Guarantee will rank equal in priority with Duke Energy's Preferred Stock and Preferred Stock A and with similar guarantees.

Book-Entry Issuance.................  The Preferred Securities will be represented by a global certificate or
                                       certificates deposited with and
                                       registered in the name of The Depository
                                       Trust Company, New York, New York or its nominee. This means that investors will not receive certificates for their Preferred Securities.

Listing ............................  Duke Energy intends to list the Preferred
                                       Securities on the New York Stock
                                       Exchange under the symbol "   " and
                                       expects that trading in the Preferred
                                       Securities on the New York Stock
                                       Exchange will begin within 30 days after the original issue date.

The Trustees........................  The Chase Manhattan Bank will act as
                                       Property Trustee of the Trust. Two of
                                       Duke Energy's officers will act as the
                                       Administrative Trustees of the Trust.
                                       Chase Manhattan Bank Delaware will be
                                       the Delaware Trustee of the Trust. The
                                       Chase Manhattan Bank also serves as the
                                       Indenture Trustee--the trustee under
                                       Duke Energy's Subordinated Indenture
                                       under which the Series  Junior
                                       Subordinated Notes will be issued--and
                                       will act as the Guarantee Trustee--the
                                       trustee under the Guarantee. The Chase
                                       Manhattan Bank is also the Trustee under Duke Energy's First and Refunding Mortgage and its Senior Indenture. The Property Trustee, Delaware Trustee and Administrative Trustees together are sometimes referred to as the "Securities Trustees" in this prospectus supplement.

                                  RISK FACTORS

      An investment in the Preferred Securities involves a number of risks. Some of the risks relate to the terms of the Preferred Securities and the
Series    Junior Subordinated Notes. Other risks relate to Duke Energy or the
Trust. You should carefully read and consider the following risk factors, as well as the other information contained in this prospectus supplement and the accompanying prospectus, before you buy any Preferred Securities.

Payments on the Preferred Securities Depend upon Payments on the Series Junior Subordinated Notes by Duke Energy

      The only source of funds for payments on the Preferred Securities will be
the payments that Duke Energy makes on the Series   Junior Subordinated Notes.
If Duke Energy fails to make timely payments on the Series   Junior
Subordinated Notes, the Trust will not have sufficient funds for distributions or other payments on the Preferred Securities.

Rights under the Guarantee Are Limited

      If the Trust does not have sufficient funds legally and immediately available to pay distributions or other payments on the Preferred Securities, the holders of the Preferred Securities will not be able to rely upon the Guarantee for payment of those distributions or other payments.

The Guarantee Ranks Subordinate to Many of Duke Energy's Other Obligations

      Duke Energy's obligations under the Guarantee will rank:

    . subordinate and junior in right of payment to all of Duke Energy's other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

    . equal in priority with Duke Energy's Preferred Stock and Preferred
      Stock A and similar guarantees; and

    . senior to Duke Energy's Common Stock.

The Series   Junior Subordinated Notes Rank Subordinate to Many ofDuke Energy's
Other Obligations

      Duke Energy's obligations under the Series   Junior Subordinated Notes
will rank subordinate and junior in right of payment to all of Duke Energy's
Senior Indebtedness. As of       ,      , Duke Energy's Senior Indebtedness
totaled approximately $     . For a description of Duke Energy's Senior
Indebtedness, see "Description of the Junior Subordinated Notes--Subordination" in the accompanying prospectus.

      The Preferred Securities, the Series   Junior Subordinated Notes and the
Guarantee do not limit Duke Energy's ability to incur additional Senior Indebtedness or other indebtedness.

The Series    Junior Subordinated Notes Are Subject to Structural Subordination

      Duke Energy conducts its non-electric operations, and certain of its electric operations outside its service area in the Carolinas, through subsidiaries. Accordingly, Duke Energy's ability to
meet its obligations under the Series   Junior Subordinated Notes is partly
dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain of Duke Energy's subsidiaries have incurred substantial amounts of debt in the expansion of their businesses, and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

Duke Energy Has the Option to Defer Interest Payments on the Series    Junior
Subordinated Notes Which Would Cause a Deferral of Distributions on the Preferred Securities--During an Extension Period Interest and Distributions
Would Accrue but They Would Not be Paid to Holders of the Series   Junior
Subordinated Notes or the Preferred Securities

      Duke Energy will have the right, at any time and from time to time, to
defer interest payments on the Series   Junior Subordinated Notes for up to
consecutive quarters, but not beyond the maturity date of the Series   Junior
Subordinated Notes. Any such deferral period is called an "extension period" in this prospectus supplement. During an extension period distributions on the Preferred Securities will also be deferred.

      Duke Energy will pay interest on any deferred interest on the Series Junior Subordinated Notes at a yearly rate of %, compounded quarterly, to the date of payment, to the extent legally permitted. Payments of deferred interest, together with any interest on those payments, will be passed through to the holders of the Preferred Securities.

      If Duke Energy defers interest payments, each holder of Preferred
Securities, or of Series   Junior Subordinated Notes, will recognize income as
original issue discount for United States federal income tax purposes before the holder is paid deferred distributions. This will be so even if the holder is a cash basis taxpayer. A holder of Preferred Securities, or of Series
Junior Subordinated Notes, will not receive cash related to that income if the
holder disposes of the Preferred Securities, or the Series   Junior
Subordinated Notes, before the record date for the payment of such amounts. Investors should consult their own tax advisors with respect to these and other tax consequences of an investment in the Preferred Securities.

Duke Energy Has the Option to Redeem the Series   Junior Subordinated Notes if
a Special Event Occurs

      Duke Energy will have the option to redeem the Series   Junior
Subordinated Notes in whole at any time during the 90 days after the occurrence
of a Special Event. If Duke Energy redeems the Series   Junior Subordinated
Notes after the occurrence of a Special Event, the Trust will redeem the Preferred Securities.

Duke Energy Has the Option to Terminate the Trust and Distribute the Series Junior Subordinated Notes

      Duke Energy will have the right to terminate the Trust at any time and
cause the Series   Junior Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust.

      There can be no assurance as to the market price for the Series Junior Subordinated Notes if a termination and liquidation of the Trust occurs and
Series   Junior Subordinated Notes are distributed in exchange for Preferred
Securities. The Series   Junior Subordinated Notes that the investor would
receive may trade at less than the price that the investor paid to purchase the Preferred Securities and/or less than the market price of the Preferred Securities before the exchange.

Holders of Preferred Securities Will Have Limited Voting Rights

      Holders of Preferred Securities will have limited voting rights. See "Description of the Preferred Securities--Voting Rights" for additional information.

      In general, holders of Preferred Securities will not be entitled to vote to appoint, remove or replace any of the Securities Trustees. Duke Energy, as the holder of the Common Securities, generally has that right. However, the holders of the Preferred Securities will have the right to appoint a substitute Property Trustee or Delaware Trustee if an event of default with respect to the
Series   Junior Subordinated Notes occurs and is continuing.

Trading Characteristics of Preferred Securities; Certain Tax Consequences; No Previous Public Market for the Preferred Securities

      Duke Energy expects to list the Preferred Securities on the New York Stock Exchange. The Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued but unpaid distributions. Accordingly, purchasers will not pay and sellers will not receive accrued and unpaid distributions with respect to Preferred Securities that are not included in the trading price of the Preferred Securities.

      If a holder disposes of Preferred Securities prior to the occurrence of an extension period, any portion of the amount received that is attributable to accrued interest will be treated as interest income for tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Securities. If an extension period
occurs, interest on the Series   Junior Subordinated Notes will be included in
the income of holders of Preferred Securities as it accrues rather than when it is paid. If an extension period occurs, a holder that disposes of its Preferred Securities between record dates for payments of distributions will be required to include in income as original issue discount accrued but unpaid interest on
the Series   Junior Subordinated Notes through the date of disposition and to add that amount to the holder's adjusted tax basis in the related Series
Junior Subordinated Notes that are regarded as having been disposed of by that holder. A holder generally will recognize a capital loss to the extent the selling price is less than the holder's adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

      No public market for the Preferred Securities existed before this offering. There can be no assurance that an active public market for the Preferred Securities will develop. If an active trading market for the Preferred Securities does develop, there can be no assurance that it will be sustained after this offering.

An Investment in the Trust Involves Risks Parallel to Those of an Investment in Duke Energy

      An investment in the Trust, like an investment in Duke Energy, will involve risks associated with Duke Energy's operating conditions and will be affected by the competitive factors, economic conditions, industry conditions and equity market conditions to which Duke Energy is subject.

Consequences of a Highly Leveraged Transaction

      The Subordinated Indenture does not contain provisions that will protect
holders of the Series   Junior Subordinated Notes if Duke Energy engages in a
highly leveraged transaction. The Trust Agreement does not contain provisions that will protect holders of Preferred Securities under those circumstances.

                         DUKE ENERGY CAPITAL TRUST [  ]

      Duke Energy created the Trust as a statutory business trust under Delaware law. The Trust's business is defined in a trust agreement executed by Duke Energy, as depositor, and the Delaware Trustee. That trust agreement will be amended when the Preferred Securities are issued. The amended trust agreement will be in substantially the form filed as an exhibit to the registration statement, of which this prospectus supplement and the accompanying prospectus are a part. The amended trust agreement is called the "Trust Agreement" in this prospectus supplement.

      The Trust exists for the purposes of (1) issuing the Preferred Securities to the public, (2) issuing the Common Securities to Duke Energy and (3) using the proceeds from the issuance of the Preferred Securities and the Common
Securities to purchase the Series   Junior Subordinated Notes. The Trust may
engage in only those other activities as are necessary, appropriate, convenient or incidental to those purposes. The Preferred Securities and the Common Securities together are sometimes called the "Trust Securities" in this prospectus supplement.

      The Trust has a term of approximately   years from its creation, but may
terminate earlier as provided in the Trust Agreement.

      The Securities Trustees--the Administrative Trustees, the Property Trustee and the Delaware Trustee--will conduct the Trust's business and affairs. Duke Energy, as the holder of the Common Securities, will appoint the Securities Trustees. Two of Duke Energy's officers initially will serve as Administrative Trustees. The Chase Manhattan Bank will serve as Property Trustee. Chase Manhattan Bank Delaware will serve as Delaware Trustee. Duke Energy, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Securities Trustees, subject to the right of the holders of a majority of the Preferred Securities to appoint a substitute Property Trustee and Delaware Trustee if an event of default with
respect to the Series   Junior Subordinated Notes occurs.

      The Property Trustee will hold legal title to the Series   Junior
Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities. The Property Trustee will have the power, with certain exceptions, to exercise all rights, powers and privileges under the Subordinated Indenture
as the holder of the Series   Junior Subordinated Notes.

      The Series Junior Subordinated Notes will constitute substantially all the assets of the Trust. Other assets that may constitute "Trust Property" include any cash on deposit in, or owing to, the payment account established under the Trust Agreement. Trust Property will also include any other property or assets that the Property Trustee holds under the Trust Agreement. The Trust may from time to time receive cash from Duke Energy under the Agreement as to Expenses and Liabilities between Duke Energy and the Trust.

      The Trust's office address in the State of Delaware is c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of the Trust will be c/o Duke Energy Corporation, 526 South Church Street, Charlotte, North Carolina 28202 (telephone (704) 594-
6200).

                    DESCRIPTION OF THE PREFERRED SECURITIES

      The following description of the Preferred Securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Trust Agreement. The form of the Trust Agreement is an exhibit to the registration statement, of which this prospectus supplement and the accompanying prospectus are a part.

General

      The Trust Agreement authorizes the Administrative Trustees to issue the Preferred Securities and the Common Securities on behalf of the Trust. The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust. The Common Securities represent common undivided beneficial interests in the assets of the Trust. The Trust Agreement does not permit the Trust to issue any other securities or to incur any indebtedness for borrowed money.

      The Preferred Securities will have an aggregate liquidation amount equal to approximately 97% of the total capital of the Trust. The Common Securities will have an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust.

      Duke Energy will own all the Common Securities.

      In general, the Preferred Securities will rank equal in priority with the Common Securities, and the Trust will make payments on the Preferred Securities on a pro rata basis with the Common Securities. The rights of the holders of the Preferred Securities to receive distributions and liquidation, redemption and other payments will be senior to the rights of the holder of the Common Securities if an event of default occurs under the Subordinated Indenture with
respect to the Series   Junior Subordinated Notes.

      Duke Energy has guaranteed, on a subordinated basis, certain payments with respect to the Preferred Securities. Those payments are payments of distributions and payments if the Preferred Securities are redeemed or the Trust is liquidated, in each case to the extent set forth in the Guarantee. The Guarantee does not cover those payments when the Trust does not have sufficient funds legally and immediately available to make the payments. In that event, the holders of a majority of the Preferred Securities may direct the Property
Trustee to enforce its rights under the Series   Junior Subordinated Notes. In
addition, a holder of Preferred Securities may institute a legal proceeding directly against Duke Energy, without first instituting a legal proceeding against the Property Trustee or any other person or entity, to enforce payment
to that holder of principal or interest on Series   Junior Subordinated Notes
having a principal amount equal to the liquidation amount of that holder's Preferred Securities on or after the due dates specified or provided for in the
Series   Junior Subordinated Notes. These mechanisms and obligations, together with Duke Energy's obligations under the Agreement as to Expenses and Liabilities, provide a full and unconditional guarantee by Duke Energy of the payments due on the Preferred Securities, subject to certain subordination provisions.

Distributions

      Distributions on the Preferred Securities will be fixed at a yearly rate of % and will accrue from the original issue date of the Preferred Securities.

      Distributions on the Preferred Securities will be payable quarterly in arrears on the following distribution dates: March 31, June 30, September 30
and December 31 of each year, commencing on        ,      , except if an
extension period occurs. Distributions payable on a date that is not a Business Day will be paid on the next day that is a Business Day (without any interest or other payment due to the delay), except that if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day. In each such case, payment will be made with the same effect as if made on the date the payment was originally payable. "Business Day" means any day other than a Saturday or Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

      Distributions on the Preferred Securities will be payable to holders of record at the close of business on the 15th calendar day before the relevant distribution date. Each payment of a distribution will be made as described under the caption "--Book-Entry Issuance--The Depository Trust Company" in this prospectus supplement while the Preferred Securities are in book-entry only form. Distributions will be computed on the basis of a 360-day year of twelve 30-day months.

      Duke Energy has the right to defer interest payments on the Series
Junior Subordinated Notes by extending the interest payment period from time to
time on the Series   Junior Subordinated Notes. If Duke Energy exercises that
right, distributions on the Preferred Securities will be deferred during the
extension period. Deferred interest installments on the Series   Junior
Subordinated Notes will bear interest at a yearly rate of %, compounded quarterly, to the payment date, to the extent legally permitted. Duke Energy will have the right to make partial payments of interest on any interest payment date during an extension period. If distributions are deferred, the deferred distributions and accrued interest on those distributions will be paid, if funds are legally available for those payments, to holders of record of the Preferred Securities on the record date immediately after the extension period ends.

      The Trust will pay distributions on the Preferred Securities on the distribution dates to the extent that it has funds legally and immediately available. Those funds will be limited to payments that Duke Energy makes on
the Series   Junior Subordinated Notes.

Redemption

      The Trust will redeem the Preferred Securities when Duke Energy repays
the Series   Junior Subordinated Notes at maturity or upon redemption. The
Series   Junior Subordinated Notes will mature on        ,     . Duke Energy
may redeem the Series   Junior Subordinated Notes, in whole or in part, at its
option at any time on or after        ,      . Duke Energy may also redeem the
Series   Junior Subordinated Notes, in whole but not in part, at any time during the 90 days after the occurrence of a Special Event. In each case the redemption price will be equal to 100% of the principal amount of the Series Junior Subordinated Notes to be redeemed plus accrued but unpaid interest (including any Additional Interest as defined below) to the redemption date.
Duke Energy shall redeem the Series   Junior Subordinated Notes in whole but
not in part if a partial redemption of the Series   Junior Subordinated Notes
would cause the Preferred Securities to be delisted.

      Any Preferred Securities that are to be redeemed will be redeemed upon at least 30 but not more than 60 days' notice at a redemption price for each Preferred Security equal to the liquidation amount of $ plus any accrued and unpaid distributions on the Preferred Security to the date of payment. Any Preferred Securities that are to be redeemed will be redeemed with the proceeds
from the redemption of an equivalent amount of Series   Junior Subordinated
Notes. The redemption price of the Preferred Securities will be deemed payable on each redemption date only to the extent that the Trust has funds legally and immediately available for payment of that redemption price.

      If fewer than all the outstanding Preferred Securities are to be redeemed and the Preferred Securities are in book-entry form, DTC will reduce the amount of the interest of each of its participants in the Preferred Securities in accordance with its procedures. If the Preferred Securities are no longer in book-entry form, the Property Trustee will redeem the Preferred Securities to be redeemed in any manner that it deems fair and appropriate.

Special Event Redemption or Distribution

      Duke Energy may at its option redeem all the Series   Junior Subordinated
Notes at any time during the 90 days after the occurrence of a Special Event. In that event, the Preferred Securities will also be redeemed.

      A Special Event is either a Tax Event or an Investment Company Act Event.

      A "Tax Event" means that the Administrative Trustees and Duke Energy have received an opinion of counsel experienced in such matters to the effect that, as a result of:

    . any amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority of or in the United States; or

    . any amendment to, or change in, an interpretation or application of such laws or regulations,

there is more than an insubstantial risk that:

    . the Trust would be subject to United States federal income tax with
      respect to income accrued or received on the Series   Junior
      Subordinated Notes;

    . interest payable on the Series   Junior Subordinated Notes would not
      be deductible by Duke Energy for United States federal income tax purposes; or

    . the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges,

which amendment or change becomes effective on or after the original issue date of the Preferred Securities.

      An "Investment Company Act Event" means that the Administrative Trustees and Duke Energy have received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the original issue date of the Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" under the Investment Company Act of 1940, which change becomes effective on or after the original issue date of the Preferred Securities.

Distribution of Series   Junior Subordinated Notes upon Termination of Trust

      Duke Energy will have the right to terminate the Trust at any time and, after the Trust satisfies its liabilities to creditors, cause the Series Junior Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust. That right is optional and wholly within Duke Energy's discretion.

      Circumstances under which Duke Energy may decide to exercise its right to terminate the Trust could include:

    . the occurrence of an Investment Company Act Event or a Tax Event;

    . adverse tax consequences to Duke Energy or the Trust that the definition of a Tax Event does not cover because those consequences do not result from an amendment or change described in that definition; and

    . changes in the accounting applicable to the Preferred Securities. See
      "Accounting Treatment" in the accompanying prospectus.

      If Series   Junior Subordinated Notes are distributed to the holders of the Preferred Securities, Duke Energy will use its best efforts to have the
Series   Junior Subordinated Notes listed on the New York Stock Exchange or other exchange on which the Preferred Securities are then listed.

      After the date for any distribution of Series   Junior Subordinated Notes
upon termination of the Trust:

    . the Preferred Securities and the Guarantee will no longer be considered outstanding;

    . the securities depositary or its nominee, as the record holder of the
      Preferred Securities, will receive a registered global certificate or
      certificates representing the Series   Junior Subordinated Notes
      delivered upon the distribution; and

    . any certificates representing Preferred Securities not held by the securities depositary or its nominee will be deemed to represent
      Series   Junior Subordinated Notes. Those Series   Junior Subordinated
      Notes will have:

           . an aggregate principal amount equal to the aggregate liquidation amount of those Preferred Securities;

           . an interest rate identical to the rate at which cumulative cash distributions are payable on those Preferred Securities; and

           . accrued and unpaid interest equal to the accrued and unpaid distributions on those Preferred Securities,

until the certificates are presented to Duke Energy or its agent for transfer or reissuance.

      There can be no assurance as to the market prices for either the
Preferred Securities or the Series   Junior Subordinated Notes that may be
distributed in exchange for the Preferred Securities if a termination and liquidation of the Trust occurs. Accordingly, the Preferred Securities that an
investor may purchase, or the Series   Junior Subordinated Notes that the
investor may receive if the Trust is terminated or liquidated, may trade at a price less than the price paid by the investor to purchase the Preferred Securities and/or less than the market price of the Preferred Securities before the exchange.

Redemption Procedures

      If the Trust has the funds required for the redemption and the Preferred Securities are in book-entry form, then the Property Trustee will irrevocably deposit sufficient funds with the securities depositary on the redemption date to pay the redemption price. If the Trust has the funds required for the redemption and the Preferred Securities are not in book-entry form, the Property Trustee will irrevocably deposit sufficient funds with the paying agent to pay the redemption price and will instruct the paying agent to pay the redemption price to the holders of the Preferred Securities upon surrender of their Preferred Securities certificates. Immediately before the close of business on the deposit date, distributions will cease to accrue and all rights of holders of Preferred Securities called for redemption will cease, except the right of those holders to receive the redemption price, without interest on it.

      If the redemption date is not a Business Day, the redemption price payable on that date will be paid on the next day that is a Business Day (without any interest or other payment due to the delay), except that if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day.

      If fewer than all the Trust Securities are to be redeemed, the liquidation amount of the Trust Securities to be redeemed will be allocated 97% to the Preferred Securities and 3% to the Common Securities.

      If the Trust does not pay the redemption price and Duke Energy does not pay the redemption price under the Guarantee, distributions on the Preferred Securities to be redeemed will continue to accrue at the applicable rate from the redemption date originally established for those Preferred Securities to the date the redemption price is actually paid.

Book-Entry Issuance--The Depository Trust Company

      The Preferred Securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC or its nominee will thus be the only registered holder of those Preferred Securities and will be considered the sole owner of the Preferred Securities for purposes of the Trust Agreement.

      Purchasers of Preferred Securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC. DTC will maintain accounts showing the Preferred Security holdings of its participants, and those participants will in turn maintain accounts showing the Preferred Security holdings of their customers. Some of those customers may themselves be securities intermediaries holding Preferred Securities for their customers. Thus, each beneficial owner of a book-entry Preferred Security will hold that Preferred Security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

      The Preferred Securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the Preferred Securities will generally not be entitled to have the Preferred Securities represented by the global securities registered in its name and will not be considered the owner under the Trust Agreement. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of Preferred Securities. The book-entry system for holding Preferred Securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

      A beneficial owner of book-entry Preferred Securities represented by a global security will receive definitive (paper) Preferred Securities only if:

    . DTC is unwilling or unable to continue as depositary for such global security and Duke Energy is unable to find a qualified replacement for DTC within 90 days; or

    . Duke Energy in its sole discretion decides to terminate the book-entry system with respect to the Preferred Securities.

      Definitive Preferred Securities in registered form will have the same terms as and be in an equal aggregate principal amount to the equivalent book-
entry Preferred Securities, and will be in denominations of $    or integral
multiples of $   . Definitive Preferred Securities will be registered in the name or names of the person or persons that DTC specifies in a written instruction to the registrar of the Preferred Securities. DTC may base its written instruction upon directions it receives from its participants.

      In this prospectus supplement, for book-entry Preferred Securities, references to actions taken by holders of Preferred Securities will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to holders of Preferred Securities will mean payments and notices of redemption to DTC or its nominee as the registered holder of the Preferred Securities for distribution to participants in accordance with DTC's procedures.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Duke Energy and the Trust believe to be reliable, but neither Duke Energy nor the Trust takes any responsibility for its accuracy. Duke Energy and the Trust have no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Liquidation Distribution upon Dissolution

      The Trust will terminate on        ,     , or earlier if:

    . one of certain bankruptcy, insolvency or reorganization events occurs with respect to Duke Energy, Duke Energy is dissolved or liquidated, or the Trust is dissolved by judicial decree;

    . Duke Energy directs the Property Trustee to terminate the Trust and to
      distribute the Series   Junior Subordinated Notes to the holders of
      the Trust Securities in liquidation of the Trust; or

    . Duke Energy repays all the Series   Junior Subordinated Notes at
      maturity or upon redemption and the Trust Securities are paid in full as a result.

      If an early termination occurs as described in the first and second instances listed above, the Trust will be liquidated and the Property Trustee
will distribute an equivalent amount of Series   Junior Subordinated Notes to
each holder of Trust Securities after the Trust satisfies its liabilities to creditors. If the Administrative Trustees determine that the distribution of Series Junior Subordinated Notes is not practical in the case of the first instance listed above, those holders instead will receive an amount equal to
the liquidation amount of $    per Trust Security plus accrued and unpaid
distributions to the date of payment out of the assets of the Trust that are available for distribution, after satisfaction of the Trust's liabilities to creditors. That amount is called the "liquidation distribution" in this prospectus supplement.

      If the Trust does not have sufficient assets available to pay the total liquidation distribution on the Trust Securities, then, except as described in the next sentence, the Trust will make the payment to the holders of the Preferred Securities and the holder of the Common Securities on a pro rata basis. If an event of default under the Subordinated Indenture has occurred and
is continuing with respect to the Series   Junior Subordinated Notes, however,
the Preferred Securities will have a preference over the Common Securities with respect to the payment.

Events of Default

      The following are events of default under the Trust Agreement:

    . the occurrence of an event of default under the Subordinated Indenture
      with respect to the Series   Junior Subordinated Notes;

    . the Trust's failure to pay any distribution, when due, that continues for 30 days;

    . the Trust's failure to pay the redemption price of any Preferred
      Security or Common Security when due;

    . failure to perform, or breach of, any covenant or warranty of the Securities Trustees in the Trust Agreement that continues for a period of 60 days after the holders of at least 25% of the outstanding Preferred Securities give written notice of the failure or breach, requiring it to be remedied; or

    . the occurrence of certain bankruptcy or insolvency events with respect to the Trust.

In the case of the fourth event of default listed above, the holders of at least the same percentage of Preferred Securities as had given the default notice may extend the grace period prior to its expiration. The grace period will be deemed automatically extended if the Securities Trustees have initiated and are diligently pursuing corrective action.

      The Property Trustee will notify the holders of Trust Securities, the Administrative Trustees and Duke Energy of any default known to it within 90 days after the default occurs, unless the default has been cured or waived. For this purpose, the term "default" means any event which is an event of default or which would become an event of default after notice has been given or a grace period has expired or both, as the case may be.

      If an event of default under the Subordinated Indenture with respect to
the Series   Junior Subordinated Notes occurs and is continuing:

    . the holders of Preferred Securities will rely on the Property Trustee,
      as the holder of the Series   Junior Subordinated Notes, to enforce
      its rights against Duke Energy; and

    . the holders of a majority of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or the exercise of any power of the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Series Junior Subordinated Notes.

      If the Property Trustee fails to enforce its rights under the Series Junior Subordinated Notes, a holder of Preferred Securities may, to the extent permitted by law and the Trust Agreement, institute a legal proceeding against Duke Energy to enforce the Property Trustee's rights under the Trust Agreement. The holder would not need to first institute a legal proceeding against the Property Trustee, the Trust or any other person or entity. A holder of Preferred Securities may also institute a legal proceeding directly against Duke Energy to enforce payment to that holder of principal or interest on
Series   Junior Subordinated Notes that are equal in principal amount to the liquidation amount of the holder's Preferred Securities on or after the due
dates of the Series   Junior Subordinated Notes. The holder would not need to
first institute a legal proceeding against the Property Trustee or any other person or entity.

      Duke Energy, as the holder of the Common Securities, may remove or replace the Securities Trustees at any time unless an event of default under the Subordinated Indenture has occurred and is continuing with respect to the
Series   Junior Subordinated Notes. If such an event of default has occurred and is continuing, the holders of a majority of the Preferred Securities may remove the Property Trustee and the Delaware Trustee. Removal of the Property Trustee or the Delaware Trustee will become effective when the successor trustee accepts its appointment.

      If an event of default under the Subordinated Indenture with respect to
the Series   Junior Subordinated Notes has occurred and is continuing, the holders of Preferred Securities will have a preference over the holders of Common Securities if the Trust is dissolved.

      The Property Trustee will notify the holders of the Preferred Securities of any notice of default that it receives from the Indenture Trustee with
respect to the Series   Junior Subordinated Notes.

Voting Rights

      So long as the Property Trustee holds any Series   Junior Subordinated
Notes, the Securities Trustees will not:

    . direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power of
      the Indenture Trustee with respect to the Series   Junior Subordinated
      Notes;

    . consent to waive any past default under the Subordinated Indenture;

    . exercise any right to rescind or annul a declaration that the
      principal of all the Series   Junior Subordinated Notes will be due
      and payable; or

    . consent to any amendment, modification or termination of the
      Subordinated Indenture or the Series   Junior Subordinated Notes, if
      that consent is required, or to any other action, as the holder of the
      Series   Junior Subordinated Notes, under the Subordinated Indenture,

without obtaining the prior approval of the holders of at least 66 2/3% of the outstanding Preferred Securities. When the Subordinated Indenture requires the
consent of each holder of Series   Junior Subordinated Notes affected, the
Securities Trustees will not give that consent without the prior consent of each holder of outstanding Preferred Securities. The Securities Trustees may not revoke any action that the holders of the Preferred Securities have authorized or approved.

      If any proposed amendment to the Trust Agreement provides for any of the following or the Securities Trustees propose to effect:

    . any action that would adversely affect the powers, preferences or special rights of the Preferred Securities; or

    . the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement,

then the holders of outstanding Preferred Securities will have the right to vote as a class on that amendment or proposal. The amendment or proposal will be effective only if at least 66 2/3% of the outstanding Preferred Securities approve it. Holders of Preferred Securities may provide their approval at a meeting convened for that purpose or by written consent.

      Any Preferred Securities that Duke Energy, the Administrative Trustees, or any affiliate of Duke Energy or an Administrative Trustee owns, whether of record or beneficially, will be treated as not outstanding for purposes of a vote or consent.

      The holders of the Preferred Securities will have no other voting rights except those described under the caption "--Amendment of the Trust Agreement" in this prospectus supplement and those described under the captions "Amendments and Assignment" and "Events of Default" in "Description of the Guarantees" in the accompanying prospectus and any other voting rights otherwise required by law or by the Trust Agreement.

Co-Property Trustees and Separate Property Trustees

      Duke Energy, as the holder of the Common Securities, and the Property Trustee will have the power to appoint one or more co-property trustees or separate property trustees for all or part of the Trust Property for the purpose of meeting certain legal requirements, including the legal requirements of any jurisdiction in which part of the Trust Property is located. The Property Trustee will have the power to make the appointment alone if Duke Energy, as depositor, does not join in the appointment within 15 days after it receives a request to do so, or in case an event of default under the
Subordinated Indenture with respect to the Series   Junior Subordinated Notes
has occurred and is continuing.

Amendment of the Trust Agreement

      Duke Energy and the Securities Trustees may amend the Trust Agreement without the consent of the holders of the Trust Securities:

    . to cure any ambiguity or to make any corrections or additions that are not inconsistent with the other provisions of the Trust Agreement that do not adversely affect the interests of any holder of Trust Securities in any material respect; or

    . to modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

      The Trust or the Securities Trustees may make other amendments to the Trust Agreement if:

    . the holders of at least 66 2/3% of the outstanding Trust Securities approve the amendment; and

    . the Securities Trustees receive an opinion of counsel to the effect that the amendment will not affect the Trust's status as a grantor trust or the Trust's exemption from the Investment Company Act of 1940.

      The consent of each affected holder of Trust Securities will be required to amend the Trust Agreement to:

    . change the amount or timing of any distribution or any payment upon redemption, or otherwise adversely affect the amount of any distribution or any payment upon redemption required to be made on the Trust Securities as of a specified date;

    . restrict the right of a holder of Trust Securities to sue to enforce any of those payments on or after that date;

    . change the purpose of the Trust;

    . authorize the issuance of any additional beneficial interests in the Trust; or

    . change the consent required to amend the Trust Agreement.

Mergers, Consolidations, Replacements, Transfers

      The Trust may not consolidate, amalgamate, merge with or into or be replaced by any corporation or other entity, or convey, transfer or lease substantially all of its properties and assets to any corporation or other entity, except as described below. At Duke Energy's request but without the consent of the holders of the Trust Securities, the Trust may consolidate, amalgamate, merge with or into, or be replaced by a trust organized under the laws of any state, if:

    . the successor entity either:

           . expressly assumes all the Trust's obligations with respect to the Trust Securities; or

           . substitutes other securities having substantially the same terms as the Trust Securities for the Preferred Securities and the Common Securities so long as those other securities--called "Successor Securities" in this prospectus supplement--rank equal in priority with the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise;

    . Duke Energy expressly appoints a trustee of the successor entity, possessing the same powers and duties as the Property Trustee as the
      holder of the Series   Junior Subordinated Notes;

    . the Preferred Securities or any Successor Securities are listed on any national securities exchange or other organization on which the Preferred Securities are then listed, or any Successor Securities will be so listed upon notification of issuance;

    . the consolidation, amalgamation, merger or replacement does not cause the Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

    . the consolidation, amalgamation, merger or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor Securities, in any material respect;

    . the successor entity has a purpose substantially identical to that of the Trust;

    . prior to the consolidation, amalgamation, merger or replacement, Duke
      Energy and the Property Trustee have received an opinion of counsel to the effect that:

          . the transaction does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor Securities, in any material respect; and

          . following the transaction, neither the Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940; and

    . Duke Energy owns all the common securities of the successor entity and guarantees the obligations of the successor relating to the Successor Securities at least to the extent provided by the Guarantee.

However, the Trust may not enter into any of the mergers, consolidations or other transactions mentioned above if that transaction would cause the Trust or its successor entity to be classified as other than a grantor trust for United States federal income tax purposes except with the consent of the holders of all the Trust Securities.

Payments, Paying Agent

      So long as DTC is the securities depositary for the Preferred Securities, payments on the Preferred Securities will be made to DTC or its nominee and DTC will credit the relevant accounts at DTC on the applicable distribution dates. If DTC or its nominee no longer holds the Preferred Securities, the paying agent will make payments on the Preferred Securities by check mailed to the address of the holder entitled to the payment as that address appears in the security register for the Preferred Securities.

      The paying agent will initially be the Property Trustee. The paying agent will be permitted to resign as paying agent if it gives 30 days' written notice to the Administrative Trustees and Duke Energy. The Administrative Trustees will appoint a successor paying agent in the event of any such resignation.

Transfers, Exchanges, Registrar and Transfer Agent

      There will be no service charge for registration of transfers or exchanges of any Preferred Securities. However, payment of any tax or other governmental charge may be required in connection with a transfer or exchange. The registrar and transfer agent for the Preferred Securities will not be required to register any transfer or exchange of Preferred Securities that have been called for redemption.

      Duke Energy and the Trust anticipate that the Property Trustee or one of its affiliates will act as registrar and transfer agent for the Preferred Securities.

Information Concerning the Property Trustee

      Before an event of default occurs under the Trust Agreement, the Property Trustee will perform only those duties that are expressly specified in the Trust Agreement. After any default, the Property Trustee will exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to these provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities, unless that holder offers the Property Trustee reasonable indemnity against the costs, expenses and liabilities that the Property Trustee might incur as a result.

      The Chase Manhattan Bank is the Property Trustee. The Chase Manhattan Bank is also the Indenture Trustee and the Guarantee Trustee and serves as trustee under Duke Energy's First and Refunding Mortgage and its Senior Indenture. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and certain of its affiliates are outstanding.

Miscellaneous

      The Trust Agreement directs the Administrative Trustees to operate the Trust so that the Trust will not be:

    . deemed to be an "investment company" that is required to be registered under the Investment Company Act of 1940; or

    . taxed as other than a grantor trust for United States federal income tax purposes.

The Trust Agreement also directs the Administrative Trustees to operate the
Trust so that the Series   Junior Subordinated Notes will be treated as
indebtedness of Duke Energy for United States federal income tax purposes. The Trust Agreement authorizes the Administrative Trustees and Duke Energy to take any action not inconsistent with applicable law, the Trust's certificate of trust or the Trust Agreement that they determine to be necessary or desirable for those purposes. No such action may, however, materially and adversely affect the interests of the holders of the Preferred Securities.

      Duke Energy and its affiliates may purchase outstanding Preferred Securities by tender, in the open market or by private agreement, to the extent legally permitted.

             DESCRIPTION OF THE SERIES   JUNIOR SUBORDINATED NOTES

      The following description of the Series   Junior Subordinated Notes is
only a summary and is not intended to be comprehensive. The description should be read together with the description of the general terms and provisions of the Junior Subordinated Notes provided under the caption "Description of the Junior Subordinated Notes" in the accompanying prospectus.

General

      Duke Energy will issue the Series   Junior Subordinated Notes as a series
of Subordinated Notes under the Subordinated Indenture. The Series   Junior
Subordinated Notes will be limited in principal amount to $     , which is the
liquidation amount of the Trust Securities.

      The Series   Junior Subordinated Notes will mature and become due and
payable, together with any accrued and unpaid interest, including any
Additional Interest (as defined below), on        ,     .

      The Series   Junior Subordinated Notes will rank equal in priority with any other series of Junior Subordinated Notes issued under the Subordinated Indenture.

      The Series   Junior Subordinated Notes will not have a sinking fund.

Optional Redemption

      Duke Energy will have the right to redeem the Series   Junior
Subordinated Notes:

    . from time to time, in whole or in part, on or after         ,     ; or

    . at any time, in whole but not in part, during the 90 days after the occurrence of a Special Event.

Duke Energy may redeem the Series   Junior Subordinated Notes upon not less
than 30 nor more than 60 days' notice at a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest, including any Additional Interest, to the redemption date.

      If a partial redemption of the Series   Junior Subordinated Notes would
cause the Preferred Securities to be delisted, Duke Energy will be required to
redeem all of the Series   Junior Subordinated Notes.

Interest

      The Series   Junior Subordinated Notes will bear interest at a yearly
rate of  % from the original issue date. Interest on the Series   Junior
Subordinated Notes will be payable quarterly in arrears on March 31, June 30,
September 30 and December 31 of each year, commencing on          ,    , unless
the applicable interest period is extended. Interest will be payable to the person or persons in whose name the Series Junior Subordinated Notes are registered at the close of business on the 15th calendar day (whether or not a Business Day) before the relevant interest payment date, except that interest payable on the maturity date or on a redemption date will be paid to the person to whom principal is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      If any date on which interest is payable on the Series   Junior
Subordinated Notes is not a Business Day, the interest payable on that date will be paid on the next day that is a Business Day (without any interest or other payment due to the delay), except that if that Business Day falls in the next calendar year, interest will be paid on the immediately preceding Business Day.

Option to Extend Interest Payment Period

      Duke Energy will have the right, at any time and from time to time, to
defer interest payments on the Series   Junior Subordinated Notes by extending
the interest payment period for up to    consecutive quarters, but not beyond
the maturity date. When the extension period has ended, Duke Energy will pay all accrued and unpaid interest, including any Additional Interest, on the next interest payment date. Before any extension period ends, Duke Energy may further defer interest payments by extending the interest payment period. However, an extension period, together with any previous and further
extensions, may not exceed    consecutive quarters. During an extension
period, Duke Energy will have the right to make partial payments of interest on any interest payment date. After an extension period terminates and all amounts due are paid, Duke Energy may select a new extension period, subject to the previously mentioned requirements.

      Duke Energy has no present intention of exercising its right to defer
payments by extending the interest payment period on the Series   Junior
Subordinated Notes.

      Duke Energy will notify the holder or holders of the Series   Junior
Subordinated Notes and the Indenture Trustee of its selection or extension of an extension period at least one Business Day before the earlier of:

    . the record date for the interest payment date on which the extension period is to begin or the record date for the interest payment date on which the extension period that is being extended would otherwise terminate; or

    . the date that Duke Energy or the Trust is required to give notice to the New York Stock Exchange or other self-regulatory organization of the record date or the date those distributions are payable.

Additional Interest

    "Additional Interest" means:

    . those additional amounts as may be required so that the net amounts
      that a holder of Series   Junior Subordinated Notes (if the holder is
      the Trust or the Property Trustee on behalf of the Trust) receives and retains after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and

    . interest on interest due but not paid on an interest payment date for
      the Series   Junior Subordinated Notes, accruing at a yearly rate of
       % from the applicable interest payment date to the date of payment, compounded quarterly, on each interest payment date, to the extent legally permitted.

Certain Covenants

      Duke Energy will covenant, for the benefit of the holders of Series Junior Subordinated Notes and the holders of the Preferred Securities, that:

    . if it has given notice of its election to extend an interest payment
      period for the Series   Junior Subordinated Notes and the extension is
      continuing; or

    . if an event of default under the Subordinated Indenture with respect
      to the Series   Junior Subordinated Notes has occurred and is
      continuing,

then it will not:

    . declare or pay any dividend or make any distributions with respect to any of its capital stock, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock; or

    . make any payment of interest, principal or premium on any debt securities, including guarantees other than the Guarantee, issued by
      it which rank equal in priority with or junior to the Series   Junior
      Subordinated Notes, or repay, repurchase or redeem any such debt securities.

      However, those covenants will not restrict:

    . any action described in the preceding sentence that results from a reclassification of Duke Energy's capital stock or the exchange or conversion of one class or series of Duke Energy's capital stock for another class or series;

    . the declaration and payment of a dividend or distribution or similar share purchase rights in the future;

    . repurchases, redemptions or other acquisitions of shares of Duke
      Energy's capital stock in connection with an employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors, or a stock purchase and dividend reinvestment plan;

    . acquisitions of shares of Duke Energy's capital stock in connection with the issuance of shares of Duke Energy's capital stock (or securities convertible into or exchangeable for shares of Duke Energy's capital stock) as consideration in an acquisition transaction entered into before the beginning of the relevant extension period;

    . dividends or distributions in Duke Energy's capital stock;

    . the purchase of fractional interests in shares of Duke Energy's capital stock under the conversion or exchange provisions of that capital stock or the security being converted or exchanged; or

    . mandatory sinking fund payments with respect to any series of Duke
      Energy's Preferred Stock or Preferred Stock A, if the aggregate stated value of all such series outstanding at the time of the payment does not exceed 5% of the sum of:

          . the principal amount of all bonds or other securities representing secured indebtedness issued or assumed by Duke Energy and then outstanding; and

     . Duke Energy's capital and surplus to be stated on its books of account after giving effect to that payment.

Any money deposited into any sinking fund that is not in violation of this provision may thereafter be applied to the purchase or redemption of that Preferred Stock or Preferred Stock A in accordance with the terms of that sinking fund without regard to the foregoing restrictions.

      Duke Energy will also covenant that, for so long as the Trust Securities are outstanding, it will:

    . continue to own all the Common Securities directly or indirectly; and

    . use its reasonable efforts to cause the Trust:

           . to remain a statutory business trust, except in connection with
             the distribution of Series   Junior Subordinated Notes in
             liquidation of the Trust, the redemption of all the Trust Securities, or certain mergers, consolidations or amalgamations; and

           . to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Any successor of Duke Energy may, however, succeed to Duke Energy's ownership of the Common Securities without Duke Energy's violating this covenant if the successor is permitted under the Subordinated Indenture.

Book-Entry Issuance

      Duke Energy expects that the Series   Junior Subordinated Notes will be
issued in the form of one or more global securities registered in the name of
the securities depositary or its nominee if the Series   Junior Subordinated
Notes are distributed to holders of Trust Securities in connection with the voluntary or involuntary dissolution, winding-up or liquidation of the Trust.
The procedures applicable to the transfer and payment of the Series   Junior
Subordinated Notes are expected to be substantially similar to those applicable to the transfer and payment of the Preferred Securities.

Denominations

      The Series   Junior Subordinated Notes will be issuable in denominations
of $    and integral multiples of $   .

Defeasance

      The Series   Junior Subordinated Notes will be subject to defeasance but not to covenant defeasance, as each is described in the Subordinated Indenture. See "Description of the Junior Subordinated Notes--Defeasance and Covenant Defeasance" in the accompanying prospectus.

Miscellaneous

      Duke Energy will have the right to assign any of its rights or obligations under the Subordinated Indenture with respect to the Series Junior Subordinated Notes to one of its direct or indirect wholly owned subsidiaries. Duke Energy will remain primarily liable for the performance of those obligations in the event of an assignment.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
            THE SERIES   JUNIOR SUBORDINATED NOTES AND THE GUARANTEE

      As long as Duke Energy makes interest and other payments on the Series Junior Subordinated Notes when due, those payments will be sufficient to cover distributions and payments due on the Preferred Securities and the Common Securities. This is the case primarily because:

    . the total principal amount of the Series   Junior Subordinated Notes
      will be equal to the total liquidation amount of the Trust Securities;

    . the interest rate and interest and other payment dates on the Series
      Junior Subordinated Notes will correspond to the distribution rate and distribution and other payment dates for the Preferred Securities;

    . the Agreement as to Expenses and Liabilities between Duke Energy and the Trust provides that Duke Energy will pay all costs and expenses of the Trust; and

    . the Trust Agreement provides that the Securities Trustees will not permit the Trust to engage in any activity that is inconsistent with the purposes of the Trust.

      If Duke Energy does not make the required payments on the Series Junior Subordinated Notes, it is expected that the Trust will not have sufficient funds to make the related distributions on the Preferred Securities. Duke Energy will guarantee payments of distributions and other payments due on the Preferred Securities but only to the extent that the Trust has funds legally and immediately available for the payment of those distributions and other payments.

      If an event of default under the Subordinated Indenture with respect to
the Series   Junior Subordinated Notes occurs and is continuing, then:

    . the holders of Preferred Securities will rely on the Property Trustee,
      as the holder of the Series   Junior Subordinated Notes, to enforce
      its rights against Duke Energy; and

    . the holders of a majority of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any power of the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Series
      Junior Subordinated Notes.

      If the Property Trustee fails to enforce its rights under the Series Junior Subordinated Notes, a holder of Preferred Securities may, to the extent legally permitted, institute a legal proceeding against Duke Energy to enforce its rights under the Trust Agreement without first instituting a legal proceeding against the Property Trustee, the Trust or any other person or entity. Moreover, a holder of Preferred Securities may institute a legal proceeding directly against Duke Energy to enforce payment to that holder of
principal or interest on Series   Junior Subordinated Notes having a principal
amount equal to the liquidation amount of the Preferred Securities of that holder on or after the due dates specified in the Series Junior Subordinated Notes. The Trust Agreement also provides a mechanism whereby the holders of Preferred Securities may appoint a substitute Property Trustee if an event of
default under the Subordinated Indenture with respect to the Series   Junior
Subordinated Notes occurs and is continuing.

      The Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights under the Guarantee if Duke Energy fails to make payments under the Guarantee. In addition, any holder of Preferred Securities may institute a legal proceeding directly against Duke Energy to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

      The Guarantee, the Subordinated Indenture, the Series   Junior
Subordinated Notes, the Trust Agreement and the Agreement as to Expenses and Liabilities provide a full and unconditional guarantee, subject to certain subordination provisions, by Duke Energy of the payments due on the Preferred Securities.

      The holders of Preferred Securities will be entitled to receive the liquidation distribution with respect to those Preferred Securities in cash, out of assets legally available for distribution to those holders, upon any voluntary or involuntary dissolution, winding-up or termination of the Trust unless the Series Junior Subordinated Notes are distributed in connection with those events. Upon any voluntary or involuntary liquidation or bankruptcy of
Duke Energy, the Property Trustee, as holder of the Series   Junior
Subordinated Notes, would be a subordinated creditor of Duke Energy, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before Duke Energy's shareholders receive payments or distributions. Because Duke Energy is guarantor under the Guarantee and has agreed to pay all costs, expenses and liabilities of the Trust under the Agreement as to Expenses and Liabilities, other than the Trust's obligations to holders of the Preferred Securities, the
positions of a holder of Preferred Securities and a holder of Series   Junior
Subordinated Notes relative to other creditors and Duke Energy's shareholders would be substantially the same in the event of the liquidation or bankruptcy of Duke Energy.

      A default or event of default under any Senior Indebtedness is not a default or an event of default under the Subordinated Indenture. However, if a default occurs with respect to Senior Indebtedness or if Senior Indebtedness is
accelerated, the subordination provisions of the Series   Junior Subordinated
Notes provide that no payments may be made in respect of the Series   Junior
Subordinated Notes:

    . until that Senior Indebtedness has been paid in full, in the case of any payment by, or distribution of assets of, Duke Energy to creditors upon a dissolution, winding-up, liquidation or reorganization of Duke Energy; or

    . until all amounts due on that Senior Indebtedness have been paid, in the case of a payment default beyond any grace period under that Senior Indebtedness or the acceleration of that Senior Indebtedness because of a default with respect to that Senior Indebtedness.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

      Following is the opinion of Dewey Ballantine LLP, counsel to Duke Energy and the Trust, as to the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities by holders that acquire Preferred Securities on their original issue at the initial offering price and that hold the Preferred Securities as capital assets. The opinion does not address all tax consequences that may be important to a holder in light of the holder's peculiar circumstances or to holders subject to special rules, such as financial institutions, foreign persons, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to mark to market, individual retirement and other tax-deferred accounts, and persons engaging in straddles or hedges relating to Preferred Securities. This discussion is based on legal authorities that are subject to change at any time in a manner that could adversely affect holders. Prospective investors in Preferred Securities should consult their own tax advisors with regard to the application of the tax considerations discussed below to their own situations as well as the application of any state, local or other tax laws.

      The Trust will be disregarded for United States federal income tax purposes and each holder of Preferred Securities will be treated as the owner
of a proportionate amount of the Series   Junior Subordinated Notes held by the
Trust. Accordingly, a holder will include in income the holder's share of the
income from the Series   Junior Subordinated Notes. Duke Energy believes that
the likelihood of the occurrence of an extension period is remote and accordingly that under income tax regulations applicable to "contingent"
payments the Series   Junior Subordinated Notes should not be treated as issued
with original issue discount. These regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service and it is possible that the Internal Revenue Service will take a contrary position. If, however, Duke Energy exercises its option to defer payments of interest, the
Series   Junior Subordinated Notes would at that time be treated as issued with
original issue discount and all the stated interest on the Series   Junior
Subordinated Notes would thereafter be treated as original issue discount. As a result, holders would be required to accrue original issue discount income on an economic accrual basis, even if the holder uses the cash method of accounting for tax purposes and even though holders will not receive any payments during the extension period. Because income on the Preferred Securities will constitute interest or original issue discount, corporate holders will not be entitled to a dividends-received deduction with respect to any income from the Preferred Securities.

      Upon a sale, retirement or other taxable disposition of Preferred Securities, a holder will recognize gain or loss equal to the difference between the amount realized on the sale, retirement or other disposition and the holder's adjusted tax basis in the Preferred Securities. If the holder disposes of Preferred Securities prior to the occurrence of an extension period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to the holder and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Securities. Any recognized gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period for the Preferred Securities is more than one year at the time of sale, retirement or other disposition.

      The Series    Junior Subordinated Notes will be subject to defeasance but not to covenant defeasance, as each is described in the Subordinated Indenture. See "Description of the Junior

Subordinated Notes--Defeasance and Covenant Defeasance" in the accompanying prospectus. Under current United States federal income tax laws, a defeasance
would be treated as an exchange of the relevant Series    Junior Subordinated
Notes in which holders of those Series    Junior Subordinated Notes might
recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance.

      Income on Preferred Securities will be reported to holders on Form 1099, which form should be mailed to holders of Preferred Securities by January 31 following each calendar year. A holder will generally be required to furnish a social security number or other taxpayer identification number in order to avoid "backup withholding" tax on distributions on the Preferred Securities and payment of the proceeds from the disposition of Preferred Securities. Any amount so withheld will be allowed as a refund or a credit against the holder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

      The United States federal income tax discussion set forth above may not be applicable to a holder, depending upon the holder's particular situation, and therefore each holder should consult a tax advisor with respect to the tax consequences of the ownership and disposition of Preferred Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax law.

                                  UNDERWRITING

      Subject to the terms and conditions of an underwriting agreement, the Trust has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the number of Preferred Securities specified opposite its name. In the underwriting agreement, the underwriters have agreed, subject to certain conditions, to purchase all of the
Preferred Securities if any of the Preferred Securities are purchased.       ,
       and        are acting as representatives for the underwriters in the
offering.

                                                                 Number of
  Underwriter                                               Preferred Securities
  -----------                                               --------------------


                                                                    ----
  Total....................................................
                                                                    ====

      Since the proceeds of the sale of the Preferred Securities will be used
to purchase Series   Junior Subordinated Notes, the underwriting agreement
provides that Duke Energy will pay as compensation to the underwriters $    per
Preferred Security for the accounts of the several underwriters, or $    in the
aggregate.

      The underwriters have advised Duke Energy and the Trust that they propose to offer the Preferred Securities:

    . in part directly to the public at the initial public offering price that is stated on the cover page of this prospectus supplement; and

    . in part to certain securities dealers at that price less a concession
      not in excess of $    per Preferred Security.

The underwriters may allow, and those dealers may reallow, a concession not in
excess of $    per Preferred Security to certain other dealers. The
representatives may vary the initial public offering price and other selling terms from time to time after the Preferred Securities are released for sale to the public.

      The Preferred Securities are expected to be approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the Preferred Securities on the New York Stock Exchange is expected to begin within a 30-day period after the initial delivery of the Preferred Securities. The representatives have advised Duke Energy and the Trust that they intend to make a market in the Preferred Securities before trading on the New York Stock Exchange begins. The representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market-making activities, if commenced, at any time.

      There has been no public market for the Preferred Securities before this offering. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

      The underwriters may purchase and sell the Preferred Securities in the open market in connection with the offering. Those transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Preferred Securities. Syndicate short positions involve the sale by the underwriters of a greater number of Preferred Securities than they are required to purchase from the Trust in the offering. The underwriters also may impose a penalty bid, by which selling concessions allowed to syndicate members or other broker-dealers with respect to the Preferred Securities sold for their account in the offering may be reclaimed by the syndicate if those Preferred Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Preferred Securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

      Duke Energy estimates that its expenses in connection with this offering, excluding underwriting discounts and commissions, will be approximately $
      .

      Duke Energy and the Trust have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

      Certain of the underwriters and their affiliates engage in transactions with, and, from time to time, have performed services for Duke Energy or certain of its affiliates in the ordinary course of business and may do so in the future.

                           VALIDITY OF THE SECURITIES

      Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, will issue an opinion about the validity of the Preferred Securities on behalf of the Trust. Dewey Ballantine LLP will issue an opinion about the validity of the Series Junior Subordinated Notes, the Guarantee and certain related matters as well as certain matters relating to United States federal income tax considerations on behalf of Duke Energy and the Trust. Ellen T. Ruff, Esq., who is Duke Energy's Senior Vice President and General Counsel, will pass upon
certain matters of North Carolina law on behalf of Duke Energy.          will
issue an opinion about the validity of the Series   Junior Subordinated Notes
and the Guarantee for the underwriters. In giving their respective opinions,
Dewey Ballantine LLP and        may rely as to matters of North Carolina law
upon the opinion of Ms. Ruff. As of         , Ms. Ruff owned      shares of
Duke Energy's Common Stock and options to purchase       shares,      of which
were exercisable.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  [          ]
                              Preferred Securities


                              Duke Energy Capital
                                   Trust [  ]


                          % Trust Preferred Securities
                (Liquidation amount $   per Preferred Security)


                           Guaranteed, to the extent
                              described herein, by


                                  Duke Energy
                                  Corporation


                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------


                            [names of underwriters]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained in this preliminary prospectus supplement is subject to + +completion or amendment. These securities may not be sold nor may offers to +
+buy be accepted prior to the time that a final prospectus supplement is       +
+delivered. Neither this preliminary prospectus supplement nor the             +
+accompanying prospectus shall constitute an offer to sell or the solicitation + +of an offer to buy nor shall there be any sale of these securities in any + +state in which such offer, solicitation or sale would be unlawful prior to + +registration or qualification under the securities laws of any such state. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT
(To prospectus dated      ,   )

                   Subject to completion dated April 12, 2001

                                  $[         ]

                            Duke Energy Corporation

                           Series  % Senior Notes due

                                 ------------

    We will pay interest on the Series   Senior Notes on         and         of
each year. The first interest payment will be made on      ,    . The Series
Senior Notes will mature on      ,     and are redeemable at our option at any
time at a redemption price determined by using the formula set forth under the
caption "Description of the Series   Senior Notes--Optional Redemption" in this
prospectus supplement.

    The Series   Senior Notes are unsecured and rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue the Series
Senior Notes in denominations of $    and integral multiples of $   .

                                                              Per Series
                                                              Senior Note  Total
                                                              ------------ -----
Initial Public Offering Price................................
Underwriting Discounts and Commissions.......................
Proceeds, before expenses, to us.............................

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

    The underwriters expect to deliver the Series   Senior Notes on or about
        ,      .

                                 ------------

                            [names of underwriters]

                                 ------------

               This prospectus supplement is dated        ,    .

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates on the front of those documents or earlier dates specified therein. Our business, financial condition, results of operations and prospects may have changed since those dates.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            Page
                                                                            ----
Forward-Looking Statements................................................   S-3
Description of the Series   Senior Notes..................................   S-4
Underwriting..............................................................   S-9
Validity of the Securities................................................  S-10
                                  Prospectus
About this Prospectus.....................................................     2
Duke Energy Corporation...................................................     2
Use of Proceeds...........................................................     4
The Trusts................................................................     4
Accounting Treatment......................................................     5
Description of the Senior Notes...........................................     5
Description of the Junior Subordinated Notes..............................    15
Description of the First and Refunding Mortgage Bonds.....................    24
Description of the Common Stock...........................................    28
Description of the Stock Purchase Contracts and Stock Purchase Units......    31
Description of the Preferred Securities...................................    32
Description of the Guarantees.............................................    33
Plan of Distribution......................................................    36
Experts...................................................................    38
Validity of the Securities................................................    38
Where You Can Find More Information.......................................    38

                          FORWARD-LOOKING STATEMENTS

      We have included certain information in this document which is "forward-looking information" as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this document. This information, by its nature, involves estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed.

      Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our filings with the SEC, and we refer you to those filings for further information. These factors include:

    . state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed at and degree to which competition enters the electric and natural gas industries;

    . industrial, commercial and residential growth in our service territories and the service territories of our subsidiaries;

    . the weather and other natural phenomena;

    . the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

    . changes in environmental and other laws and regulations to which we and our subsidiaries are subject or other external factors over which we have no control;

    . the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

    . growth in opportunities for our business units; and

    . the effect of accounting policies issued periodically by accounting standard-setting bodies.

      In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this prospectus supplement and the accompanying prospectus might not occur. Neither we nor the underwriters undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                    DESCRIPTION OF THE SERIES   SENIOR NOTES

      The following description of the Series   Senior Notes is only a summary
and is not intended to be comprehensive. The description should be read together with the description of the general terms and provisions of Senior Notes provided under the caption "Description of the Senior Notes" in the accompanying prospectus.

General

      The Series   Senior Notes will be limited in principal amount to $
and will be issued as a series of Senior Notes under our Senior Indenture.

      The entire principal amount of the Series   Senior Notes will mature and
become due and payable, together with any accrued and unpaid interest, on
       ,     .

      The Series   Senior Notes will not have a sinking fund.

Interest

      Each Series   Senior Note will bear interest at the rate of  % per year
from the date of original issuance. We will pay interest semiannually on
        and         of each year, beginning       ,     , to the person in
whose name the Series   Senior Note is registered at the close of business on
the fifteenth calendar day (whether or not a Business Day) before the relevant interest payment date, except that we will pay interest payable at the maturity
date of the Series   Senior Notes or on a redemption date to the person or
persons to whom principal is payable. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable is not a Business Day, we will pay that interest on the next Business Day without any interest or other payment due to the delay.

Optional Redemption

      We will have the right to redeem the Series   Senior Notes, in whole or
in part, at any time at a redemption price equal to the greater of (1) 100% of
the principal amount of the Series   Senior Notes to be redeemed and (2) the
sum of the present values of the remaining scheduled payments of principal and interest on such Series Senior Notes (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury
Rate plus   basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

      "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is
within three months before or after the maturity date of the Series   Senior

Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined, and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable
to the remaining term of the Series   Senior Notes to be redeemed that would be
utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable
maturity to the remaining term of such Series   Senior Notes.

      "Independent Investment Banker" means        and any successor firm or,
if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Senior Indenture Trustee after consultation with us.

      "Comparable Treasury Price" means, with respect to any redemption date
for the Series   Senior Notes, (1) the average of     Reference Treasury Dealer
Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Senior Indenture
Trustee obtains fewer than     such Reference Treasury Dealer Quotations, the
average of all such quotations.

      "Reference Treasury Dealer" means each of         ,        ,
       ,            and             and their respective successors; provided,
however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Senior Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Senior Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Redemption Procedures

      We will mail notice of redemption not less than 30 nor more than 60 days
before the redemption date to each registered holder of the Series   Senior
Notes to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date
on the Series  Senior Notes or portions of Series   Senior Notes called for
redemption. In the event that any redemption date is not a Business Day, we will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

Ranking

      The Series   Senior Notes will be our direct, unsecured and
unsubordinated obligations. The Series   Senior Notes will rank equal in
priority with all of our other unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated debt.
At        ,     , we had outstanding approximately $           of unsecured and
unsubordinated indebtedness and approximately $    of secured indebtedness. The
Senior Indenture contains no restrictions on the amount of additional indebtedness that we may issue under it.

Denominations

      The Series   Senior Notes will be issuable in denominations of $    and
integral multiples of $   .

Defeasance and Covenant Defeasance

      The Series   Senior Notes will be subject to defeasance and covenant
defeasance as described in the Senior Indenture. See "Description of the Senior Notes--Defeasance and Covenant Defeasance" in the accompanying prospectus.

      Under current United States federal income tax law, a defeasance would be
treated as an exchange of the relevant Series   Senior Notes in which holders
of such Series   Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. We urge investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

      Under current United States federal income tax law, unless accompanied by
other changes in the terms of the Series   Senior Notes, covenant defeasance
should not be treated as a taxable exchange.

Book-Entry Only Issuance--The Depository Trust Company

      The Depository Trust Company ("DTC") will act as the initial securities depositary for the Series Senior Notes. The Series Senior Notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global certificates for the
Series      Senior Notes will be issued, representing in the aggregate the total principal amount of Series Senior Notes, and will be deposited with DTC or its custodian.

      The following is based on information furnished to us by DTC:

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of its participants ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in these securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Persons who are not participants may beneficially own securities held by DTC only through participants.

    DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.

    Purchases of Series      Senior Notes within the DTC system must be made
    by or through direct participants, which will receive a credit for the
    Series      Senior Notes on DTC's records. The ownership interest of
    each actual purchaser of Series      Senior Notes ("beneficial owner")
    is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased Series
    Senior Notes. Transfers of ownership interests in the Series      Senior
    Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in
    Series      Senior Notes, except in the event that use of the book-entry
    system for the Series      Senior Notes is discontinued.

    DTC has no knowledge of the actual beneficial owners of the Series Senior Notes. DTC's records reflect only the identity of the direct
    participants to whose accounts the Series      Senior Notes are
    credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Although voting with respect to the Series      Senior Notes is limited,
    in those cases where a vote is required, neither DTC nor Cede & Co. will
    itself consent or vote with respect to Series      Senior Notes. Under
    its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

    Payments on the Series      Senior Notes will be made to DTC in
    immediately available funds. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the relevant payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of the participant and not our responsibility or the responsibility of DTC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is our responsibility, disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of direct and indirect participants.

    Except as provided in this prospectus supplement, a beneficial owner of
    Series      Senior Notes will not be entitled to receive physical
    delivery of Series      Senior Notes. Accordingly, each beneficial owner
    must rely on the procedures of DTC to exercise any rights under the
    Series      Senior Notes. The laws of some jurisdictions require that
    certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer
    beneficial interests in a global Series      Senior Note.

    DTC may discontinue providing its services as securities depositary with
    respect to the Series      Senior Notes at any time by giving reasonable
    notice to us. Under those circumstances, in the event that a successor
    securities depositary is not obtained, Series      Senior Note
    certificates will be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to
    the Series      Senior Notes. In that event, certificates for the Series
         Senior Notes will be printed and delivered to the holders of record.

      We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

                                  UNDERWRITING

      We are selling the Series    Senior Notes under an underwriting agreement
dated      ,       to the underwriters named below (for whom             ,
          ,           ,           ,           ,            and            are
acting as representatives), and each of the underwriters has severally agreed
to purchase from us the principal amount of Series    Senior Notes set forth
opposite its name below:

                                                                Principal Amount
                                                                 of Series
      Underwriter                                                Senior Notes
      -----------                                               ----------------



                                                                     -----
      Total....................................................      $
                                                                     =====

      In the underwriting agreement, the underwriters have agreed, subject to
certain conditions, to purchase all of the Series   Senior Notes if any of the
Series   Senior Notes are purchased.

      The underwriters propose initially to offer the Series   Senior Notes to
the public at the initial public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that price less a
concession not in excess of $    per Series   Senior Note. The underwriters may
allow, and those dealers may reallow, a discount not in excess of $    per
Series   Senior Note to certain other dealers. The initial public offering price, selling concession and discount may be changed after the initial public offering.

      The Series   Senior Notes are a new issue of securities with no
established trading market. The underwriters have advised us that they intend
to make a market in the Series   Senior Notes but are not obligated to do so
and may discontinue market-making at any time without notice. Neither we nor the underwriters can provide any assurances as to the liquidity of the trading
market for the Series   Senior Notes.

      The underwriters may purchase and sell the Series   Senior Notes in the
open market in connection with the offering. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing
or retarding a decline in the market price of the Series   Senior Notes.
Syndicate short positions involve the sale by the underwriters of a greater
number of Series   Senior Notes than they are required to purchase
from us in the offering. The underwriters also may impose a penalty bid, by which selling concessions allowed to syndicate members or other broker dealers with respect to the securities sold in the offering for their account may be
reclaimed by the syndicate if those Series   Senior Notes are repurchased by
the syndicate in stabilizing or covering transactions. These activities may
stabilize, maintain or otherwise affect the market price of the Series   Senior
Notes, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time.

      We estimate that our expenses in connection with this offering, excluding
underwriting discounts and commissions, will be approximately $      .

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

      Certain of the underwriters and their affiliates engage in transactions with, and, from time to time, have performed services for us or for certain of our affiliates in the ordinary course of business and may do so in the future.

                           VALIDITY OF THE SECURITIES

      Ellen T. Ruff, Esq., who is our Senior Vice President and General Counsel, and Dewey Ballantine LLP will issue opinions about the validity of the
Series   Senior Notes and certain related matters on our behalf.       will
issue an opinion about the validity of the Series   Senior Notes for the
underwriters. In giving their respective opinions, Dewey Ballantine LLP and may rely as to matters of North Carolina law upon the opinion of Ms.
Ruff. As of       , Ms. Ruff owned     shares of our Common Stock and options
to purchase     shares,     of which were exercisable.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $[         ]


                            Duke Energy Corporation


                             Series  % Senior Notes
                                    due


                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------


                            [names of underwriters]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these + +securities in any state where the offer or sale of these securities is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to completion dated April 12, 2001

PROSPECTUS

                                 $2,000,000,000

                            Duke Energy Corporation

                                  Senior Notes
                           Junior Subordinated Notes
                       First and Refunding Mortgage Bonds
                                  Common Stock
                            Stock Purchase Contracts
                              Stock Purchase Units

                                  -----------

                         Duke Energy Capital Trust III

                          Duke Energy Capital Trust IV

                          Duke Energy Capital Trust V

                           Trust Preferred Securities
                 Guaranteed, to the extent described herein, by

                            Duke Energy Corporation

                                  -----------

    This prospectus contains summaries of the general terms of these securities. You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

    The Common Stock of Duke Energy is listed on the New York Stock Exchange under the symbol "DUK."

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                     This prospectus is dated      ,     .

                             ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that Duke Energy, Duke Energy Capital Trust III, Duke Energy Capital Trust IV and Duke Energy Capital Trust V filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, Duke Energy may issue Senior Notes, Junior Subordinated Notes, First and Refunding Mortgage Bonds, Common Stock, Stock Purchase Contracts and Stock Purchase Units and the Trusts may issue Preferred Securities in one or more offerings up to a total dollar amount of $2,000,000,000.

      This prospectus provides general descriptions of the securities Duke Energy and the Trusts may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

                            DUKE ENERGY CORPORATION

      Duke Energy, together with its subsidiaries, is an integrated energy and energy services provider with the ability to offer physical delivery and management of both electricity and natural gas throughout the United States and abroad. Duke Energy, directly or through its subsidiaries, provides these and other services through seven business segments:

    . Franchised Electric
    . Natural Gas Transmission
    . Field Services
    . North American Wholesale Energy
    . International Energy
    . Other Energy Services
    . Duke Ventures

      Franchised Electric generates, transmits, distributes and sells electric energy in central and western North Carolina and the western portion of South Carolina. Its operations are conducted primarily through Duke Power and Nantahala Power and Light.

      Natural Gas Transmission provides interstate transportation and storage of natural gas for customers primarily in the Mid-Atlantic, New England and southeastern states. Its operations are conducted primarily through Duke Energy Gas Transmission Corporation.

      Field Services gathers, processes, transports, markets and stores natural gas and produces, transports, markets and stores natural gas liquids. Its operations are conducted primarily through Duke Energy Field Services, LLC, a limited liability company that is approximately 30% owned by Phillips Petroleum Company. Field Services operates gathering systems in western Canada and eleven contiguous states that serve major natural gas-producing regions in the Rocky Mountains, Permian Basin, Mid-Continent, East Texas-Austin Chalk-North Louisiana areas and onshore and offshore Gulf Coast areas.

      North American Wholesale Energy's activities include asset development, operation and management of electric power generation facilities, primarily through Duke Energy North America, LLC, and commodity sales and services related to natural gas and electricity, primarily through Duke Energy Trading and Marketing, LLC, a limited liability company that is approximately 40% owned by Exxon Mobil Corporation. This segment also includes Duke Energy Merchants, which develops new business lines in the evolving energy commodity markets. North American Wholesale Energy conducts its business throughout the United States and Canada.

      International Energy conducts its operations through Duke Energy International, LLC. International Energy's activities include asset development, operation and management of natural gas and electric power generation facilities and energy trading and marketing of natural gas and electricity. These activities are focused on the Latin American, Asia Pacific and European regions.

      Other Energy Services is a combination of businesses that provide engineering, consulting, construction and integrated energy solutions worldwide, primarily through Duke Engineering & Services, Inc., Duke/Fluor Daniel and DukeSolutions, Inc. Duke/Fluor Daniel is a 50/50 partnership between Duke Energy and Fluor Enterprises, Inc.

      Duke Ventures is comprised of other diverse businesses, primarily operating through Crescent Resources, Inc., DukeNet Communications, LLC and Duke Capital Partners. Crescent Resources develops high quality commercial, residential and multi-family real estate projects and manages land holdings primarily in the southeastern United States. DukeNet Communications provides fiber optic networks for industrial, commercial and residential customers. Duke Capital Partners, a wholly owned merchant finance company, provides financing, investment banking and asset management services to wholesale and commercial energy markets.

      The foregoing information about Duke Energy and its business segments is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy and its business segments you should refer to the information described under the caption "Where You Can Find More Information."

      Duke Energy's principal executive offices are located at 526 South Church Street, Charlotte, North Carolina 28202 (telephone (704) 594-6200).

                       Ratio of Earnings to Fixed Charges
                                  (unaudited)

                                                     Year Ended December 31,
                                                  ------------------------------
                                                  2000 1999 1998 1997(1) 1996(1)
                                                  ---- ---- ---- ------- -------
Ratio of Earnings to Fixed Charges............... 3.8  2.9  4.7    4.1     4.3

      For purposes of this ratio (a) earnings consist of income from continuing operations before income taxes and fixed charges, and (b) fixed charges consist of all interest deductions and the interest component of rentals.
--------
(1) Data reflects accounting for the stock-for-stock merger of Duke Energy and PanEnergy Corp on June 18, 1997 as a pooling of interests. As a result, the data gives effect to the merger as if it had occurred as of January 1, 1996.

                                USE OF PROCEEDS

      Unless Duke Energy states otherwise in the accompanying prospectus supplement, Duke Energy intends to use the net proceeds from the sale of any offered securities:

    . to redeem or purchase from time to time presently outstanding securities when it anticipates those transactions will result in an overall cost savings;

    .  to repay maturing securities;

    .  to finance its ongoing construction program; or

    .  for general corporate purposes.

      The proceeds from the sale of Preferred Securities by a Trust will be invested in Junior Subordinated Notes issued by Duke Energy. Except as Duke Energy may otherwise describe in the related prospectus supplement, Duke Energy expects to use the net proceeds from the sale of such Junior Subordinated Notes to the applicable Trust for the above purposes.

                                   THE TRUSTS

      Duke Energy formed each Trust as a statutory business trust under Delaware law. Each Trust's business is defined in a trust agreement executed by Duke Energy, as depositor, and Chase Manhattan Bank Delaware. Each trust agreement will be amended when Preferred Securities are issued under it and will be in substantially the form filed as an exhibit to the registration statement, of which this prospectus is a part. An amended trust agreement is called a "Trust Agreement" in this prospectus.

      The Preferred Securities and the Common Securities of each Trust represent undivided beneficial interests in the assets of that Trust. The Preferred Securities and the Common Securities together are sometimes called the "Trust Securities" in this prospectus.

      The trustees of each Trust will conduct that Trust's business and affairs. Duke Energy, as the holder of the Common Securities of each Trust, will appoint the trustees of that Trust. The trustees of each Trust will consist of:

    .  two officers of Duke Energy as Administrative Trustees;

    .  The Chase Manhattan Bank as Property Trustee; and

    .  Chase Manhattan Bank Delaware as Delaware Trustee.

      The prospectus supplement relating to the Preferred Securities of a Trust will provide further information concerning that Trust.

      No separate financial statements of any Trust are included in this prospectus. Duke Energy considers that such statements would not be material to holders of the Preferred Securities because no Trust has any independent operations and the sole purpose of each Trust is investing the proceeds of the sale of its Trust Securities in Junior Subordinated Notes. Duke Energy does not expect that any of the Trusts will be filing annual, quarterly or special reports with the SEC.

      The principal place of business of each Trust will be c/o Duke Energy Corporation, 526 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

                              ACCOUNTING TREATMENT

      Each Trust will be treated as a subsidiary of Duke Energy for financial reporting purposes. Accordingly, Duke Energy's consolidated financial statements will include the accounts of each Trust. The Preferred Securities, along with other trust preferred securities that Duke Energy guarantees on an equivalent basis, will be presented as a separate line item in Duke Energy's consolidated balance sheets, entitled "Guaranteed Preferred Beneficial Interests in Subordinated Notes of Duke Energy Corporation or Subsidiaries." Duke Energy will record distributions that each Trust pays on the Preferred Securities as an expense in its consolidated statement of income.

                        DESCRIPTION OF THE SENIOR NOTES

      Duke Energy will issue the Senior Notes in one or more series under its Senior Indenture dated as of September 1, 1998 between Duke Energy and The Chase Manhattan Bank, as Trustee, as supplemented from time to time. The Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

      The Senior Notes are unsecured and unsubordinated obligations and will rank equally with all of Duke Energy's other unsecured and unsubordinated indebtedness. The First and Refunding Mortgage Bonds are effectively senior to the Senior Notes to the extent of the value of the properties securing them. As of March 31, 2001, there were approximately $1,568,000,000 of First and Refunding Mortgage Bonds outstanding.

      Duke Energy conducts its non-electric operations, and certain of its electric operations outside its service area in the Carolinas, through subsidiaries. Accordingly, its ability to meet its obligations under the Senior Notes is partly dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain of Duke Energy's subsidiaries have incurred substantial amounts of debt in the expansion of their businesses and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

      The following description of the Senior Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Senior Indenture.

General

      The Senior Indenture does not limit the amount of Senior Notes that Duke Energy may issue under it. Duke Energy may issue Senior Notes from time to time under the Senior Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. The form of supplemental indenture to the Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

      The Senior Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

      The Senior Indenture does not protect the holders of Senior Notes if Duke Energy engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

      The prospectus supplement for a particular series of Senior Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Senior Notes to be offered will be issued. Those terms may include some or all of the following:

    . the title of the series;

    . the total principal amount of the Senior Notes of the series;

    . the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

    . the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

    . any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

    . whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

    . the place or places where payments will be made;

    . whether Duke Energy has the option to redeem the Senior Notes and, if so, the terms of its redemption option;

    . any obligation that Duke Energy has to redeem the Senior Notes through a sinking fund or to purchase the Senior Notes through a purchase fund or at the option of the holder;

    . whether the provisions described under "Defeasance and Covenant
      Defeasance" will not apply to the Senior Notes;

    . the currency in which payments will be made if other than U.S.
      dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

    . if payments may be made, at Duke Energy's election or at the holder's election, in a currency other than that in which the Senior Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

    . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

    . whether the Senior Notes will be issuable as global securities and, if so, the securities depositary;

    . any changes in the events of default or covenants with respect to the Senior Notes;

    . any index or formula used for determining principal, premium or interest;

    . if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it; and

    . any other terms.

      Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the Senior Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Senior Notes. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Senior Indenture and the limitations applicable to global securities, transfers and exchanges of the Senior Notes may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 or at any other office or agency maintained by Duke Energy for such purpose.

      The Senior Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement.

      Duke Energy may offer and sell the Senior Notes, including original issue discount Senior Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Senior Notes that are denominated in a currency other than U.S. dollars.

Global Securities

      Duke Energy may issue some or all of the Senior Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global securities. Duke Energy will register each global security with, or on behalf of, a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

      As long as the securities depositary or its nominee is the registered holder of a global security representing Senior Notes, that person will be considered the sole owner and holder of the global security and the Senior Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

    . may not have the global security or any Senior Notes it represents registered in their names;

    . may not receive or be entitled to receive physical delivery of certificated Senior Notes in exchange for the global security; and

    . will not be considered the owners or holders of the global security or any Senior Notes it represents for any purposes under the Senior Notes or the Senior Indenture.

      Duke Energy will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

      Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Senior Notes is issued, the securities depositary will credit on its book entry, registration and transfer system the principal amounts of Senior Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

    . the securities depositary, with respect to participants' interests;
      and

    . any participant, with respect to interests the participant holds on behalf of other persons.

      Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Senior Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

    . Duke Energy;

    . the Senior Indenture Trustee; or

    . an agent of either of them.

Redemption

      Provisions relating to the redemption of Senior Notes will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem Senior Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless Duke Energy states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Senior Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those Senior Notes on the date fixed for redemption and that if the Senior Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Energy will not be required to redeem those Senior Notes.

      Duke Energy will not be required to:

    . issue, register the transfer of, or exchange any Senior Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Senior Notes of that series that have been selected for redemption; or

    . register the transfer of or exchange any Senior Note of that series selected for redemption except the unredeemed portion of a Senior Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

      The Senior Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy's obligations under the Senior Indenture and the Senior Notes issued under it, and Duke Energy must deliver to the Senior Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Senior Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Senior Indenture, and Duke Energy will be relieved of its obligations under the Senior Indenture and the Senior Notes.

Modification; Waiver

      Duke Energy may modify the Senior Indenture with the consent of the holders of a majority in principal amount of the outstanding Senior Notes of all series of Senior Notes that are affected by the modification, voting as one class. The consent of the holder of each outstanding Senior Note affected is, however, required to:

    . change the maturity date of the principal or any installment of principal or interest on that Senior Note;

    . reduce the principal amount, the interest rate or any premium payable upon redemption on that Senior Note;

    . reduce the amount of principal due and payable upon acceleration of maturity;

    . change the currency of payment of principal, premium or interest on that Senior Note;

    . impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

    . reduce the percentage in principal amount of Senior Notes of any series required to modify the Senior Indenture, waive compliance with certain restrictive provisions of the Senior Indenture or waive certain defaults; or

    . with certain exceptions, modify the provisions of the Senior Indenture governing modifications of the Senior Indenture or governing waiver of covenants or past defaults.

In addition, Duke Energy may modify the Senior Indenture for certain other purposes, without the consent of any holders of Senior Notes.

      The holders of a majority in principal amount of the outstanding Senior Notes of any series may waive, for that series, Duke Energy's compliance with certain restrictive provisions of the Senior Indenture, including the covenant described under "Negative Pledge." The holders of a majority in principal amount of the outstanding Senior Notes of all series under the Senior Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Senior Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Senior Note of the series affected.

Events of Default

      The following are events of default under the Senior Indenture with respect to any series of Senior Notes, unless Duke Energy states otherwise in the applicable prospectus supplement:

    . failure to pay principal of or any premium on any Senior Note of that series when due;

    . failure to pay when due any interest on any Senior Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of Senior Notes that permit such deferrals;

    . failure to make any sinking fund payment when required for any Senior
      Note of that series that continues for 60 days;

    . failure to perform any covenant in the Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Senior Indenture Trustee or the holders of at least 33% of the outstanding Senior Notes of that series give Duke Energy written notice of the default; and

    . certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

In the case of the fourth event of default listed above, the Senior Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Notes of that series, together with the Senior Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action.

      Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

      If an event of default with respect to Senior Notes of a series occurs and is continuing, then the Senior Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series may declare the principal amount of all Senior Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

    . Duke Energy has paid or deposited with the Senior Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Senior Indenture Trustee; and

    . all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

      The Senior Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Senior Notes unless those holders have offered the Senior Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding Senior Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Indenture Trustee or the exercise of any power of the Senior Indenture Trustee with respect to those Senior Notes. The Senior Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Senior Indenture Trustee in good faith considers it in the interest of the holders to do so.

      The holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Note on its maturity date or redemption date and to enforce those payments.

      Duke Energy is required to furnish each year to the Senior Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Senior Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

      The paying agent will pay the principal of any Senior Notes only if those Senior Notes are surrendered to it. The paying agent will pay interest on Senior Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Senior Notes that are not in global form at its office or, at Duke Energy's option:

    . by wire transfer to an account at a banking institution in the United
      States that is designated in writing to the Senior Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

    . by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Notes.

      Unless Duke Energy states otherwise in the applicable prospectus supplement, the Senior Indenture Trustee will act as paying agent for that series of Senior Notes, and the principal corporate trust office of the Senior Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

      Any money that Duke Energy has paid to a paying agent for principal or interest on any Senior Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Negative Pledge

      While any of the Senior Notes remain outstanding, Duke Energy will not create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any of its property, whether owned on or acquired after the date of the Senior Indenture, to secure any indebtedness for borrowed money of Duke Energy, unless the Senior Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

      The foregoing restriction does not apply with respect to, among other things:

    . purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that Duke Energy acquired after the date of the Senior Indenture;

    . mortgages, liens, pledges, security interests or other encumbrances existing on any property at the time Duke Energy acquired it, including those which exist on any property of an entity with which Duke Energy is consolidated or merged or which transfers or leases all or substantially all of its properties to Duke Energy;

    . mortgages, liens, pledges, security interests or other encumbrances upon any property of Duke Energy that existed on the date of the initial issuance of the Senior Notes;

    . pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which Duke Energy is a party;

    . liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

    . liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred;

    . liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

    . liens securing industrial revenue or pollution control bonds;

    . liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of Duke Energy;

    . liens created in connection with, and created to secure, a non-recourse obligation;

    . Bonds issued or to be issued from time to time under Duke Energy's
      First and Refunding Mortgage, and the "permitted liens" specified in Duke Energy's First and Refunding Mortgage;

    . indebtedness which Duke Energy may issue in connection with its consolidation or merger with or into any other entity, which may be its affiliate, in exchange for or otherwise in substitution for secured indebtedness of that entity ("Third Party Debt") which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prohibits that entity from incurring secured indebtedness, unless the Third Party Debt is secured equally and ratably with such secured indebtedness or (3) prohibits that entity from incurring secured indebtedness;

    . indebtedness of any entity which Duke Energy is required to assume in connection with a consolidation or merger of that entity, with respect to which any property of Duke Energy is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

    . mortgages, liens, pledges, security interests or other encumbrances upon any property that Duke Energy acquired, constructed, developed or improved after the date of the Senior Indenture which are created before, at the time of, or within 18 months after such acquisition--or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later--to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that Duke Energy owns other than real property that is unimproved up to that time; and

    . the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above; or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, Duke Energy may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Senior Indenture without equally and ratably securing the Senior Notes, if immediately after that creation or assumption, the principal amount of indebtedness for borrowed money of Duke Energy that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of Duke Energy's common stockholders' equity as shown on its consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

Defeasance and Covenant Defeasance

     The Senior Indenture provides that Duke Energy may be:

  . discharged from its obligations, with certain limited exceptions, with respect to any series of Senior Notes, as described in the Senior Indenture, such a discharge being called a "defeasance" in this prospectus; and

   . released from its obligations under certain restrictive covenants especially established with respect to any series of Senior Notes, including the covenant described under "Negative Pledge," as described in the Senior Indenture, such a release being called a "covenant defeasance" in this prospectus.

     Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Senior Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Senior Notes on the maturity dates of those payments or upon redemption.

     Following a defeasance, payment of the Senior Notes defeased may not be accelerated because of an event of default under the Senior Indenture. Following a covenant defeasance, the payment of Senior Notes may not be accelerated by reference to the covenants from which Duke Energy has been released. A defeasance may occur after a covenant defeasance.

     Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Senior Notes in which holders of those Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

     Under current United States federal income tax law, unless accompanied by other changes in the terms of the Senior Notes, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Senior Indenture Trustee

      The Chase Manhattan Bank is the Senior Indenture Trustee and is also the trustee under Duke Energy's Subordinated Indenture and the trustee under Duke Energy's First and Refunding Mortgage. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

      The Senior Indenture Trustee will perform only those duties that are specifically set forth in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Senior Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

      Duke Energy will issue the Junior Subordinated Notes in one or more series under its Subordinated Indenture dated as of December 1, 1997 between Duke Energy and The Chase Manhattan Bank, as Trustee, as supplemented from time to time. The Subordinated Indenture is an exhibit to the registration statement, of which this prospectus is a part.

      The Junior Subordinated Notes are unsecured obligations of Duke Energy and are junior in right of payment to "Senior Indebtedness" of Duke Energy. You may find a description of the subordination provisions of the Junior Subordinated Notes, including a description of Senior Indebtedness of Duke Energy, under "Subordination."

      Duke Energy conducts its non-electric operations, and certain of its electric operations outside its service area in the Carolinas, through subsidiaries. Accordingly, its ability to meet its obligations under the Junior Subordinated Notes is partly dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain of Duke Energy's subsidiaries have incurred substantial amounts of debt in the expansion of their businesses and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

      The following description of the Junior Subordinated Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Subordinated Indenture.

General

      The Subordinated Indenture does not limit the amount of Subordinated Notes, including Junior Subordinated Notes, that Duke Energy may issue under it. Duke Energy may issue Subordinated Notes, including Junior Subordinated Notes, from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. Two forms of supplemental indenture to the Subordinated Indenture (one with respect to Junior Subordinated Notes initially issued to a Trust and the other with respect to Junior Subordinated Notes initially issued to the public) are exhibits to the registration statement, of which this prospectus is a part.

      The Junior Subordinated Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

      The Subordinated Indenture does not protect the holders of Junior Subordinated Notes if Duke Energy engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

      The prospectus supplement for a particular series of Junior Subordinated Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Junior Subordinated Notes to be offered will be issued. Those terms may include some or all of the following:

      . the title of the series;

    . the total principal amount of the Junior Subordinated Notes of the series;

    . the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

    . the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

    . any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

    . whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

    . the place or places where payments will be made;

    . whether Duke Energy has the option to redeem the Junior Subordinated
      Notes and, if so, the terms of its redemption option;

    . any obligation that Duke Energy has to redeem the Junior Subordinated
      Notes through a sinking fund or to purchase the Junior Subordinated Notes through a purchase fund or at the option of the holder;

    . whether the provisions described under "Defeasance and Covenant
      Defeasance" will not apply to the Junior Subordinated Notes;

    . the currency in which payments will be made if other than U.S.
      dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

    . if payments may be made, at Duke Energy's election or at the holder's election, in a currency other than that in which the Junior
      Subordinated Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

    . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

    . whether the Junior Subordinated Notes will be issuable as global securities and, if so, the securities depositary;

    . any changes in the events of default or covenants with respect to the Junior Subordinated Notes;

    . any index or formula used for determining principal, premium or interest;

    . if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

    . the subordination of the Junior Subordinated Notes to any other of Duke Energy's indebtedness, including other series of Subordinated Notes; and

    . any other terms.

      The interest rate and interest and other payment dates of each series of Junior Subordinated Notes issued to a Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Preferred Securities of that Trust.

      Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the Junior Subordinated Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Junior Subordinated Notes. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Subordinated Indenture and the Limitations applicable to global securities, transfers and exchanges of the Junior Subordinated Notes may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 or at any other office maintained by Duke Energy for such purpose.

      The Junior Subordinated Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement.

      Duke Energy may offer and sell the Junior Subordinated Notes, including original issue discount Junior Subordinated Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Junior Subordinated Notes that are denominated in a currency other than U.S. dollars.

Global Securities

      Duke Energy may issue some or all of the Junior Subordinated Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global securities. Duke Energy will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

      As long as the securities depositary or its nominee is the registered holder of a global security representing Junior Subordinated Notes, that person will be considered the sole owner and holder of the global security and the Junior Subordinated Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

    . may not have the global security or any Junior Subordinated Notes it represents registered in their names;

    . may not receive or be entitled to receive physical delivery of certificated Junior Subordinated Notes in exchange for the global security; and

    . will not be considered the owners or holders of the global security or any Junior Subordinated Notes it represents for any purposes under the Junior Subordinated Notes or the Subordinated Indenture.

      Duke Energy will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

      Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing

Junior Subordinated Notes is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Junior Subordinated Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

    . the securities depositary, with respect to participants' interests;
      and

    . any participant, with respect to interests the participant holds on behalf of other persons.

      Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Junior Subordinated Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

    . Duke Energy;

    . the Subordinated Indenture Trustee;

    . the Trust (if the Junior Subordinated Notes are issued to a Trust); or

    . any agent of any of them.

Redemption

      Provisions relating to the redemption of Junior Subordinated Notes will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem Junior Subordinated Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption.

      Duke Energy will not be required to:

    . issue, register the transfer of, or exchange any Junior Subordinated
      Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Junior Subordinated Notes of that series that have been selected for redemption; or

    . register the transfer of or exchange any Junior Subordinated Note of that series selected for redemption except the unredeemed portion of a Junior Subordinated Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

      The Subordinated Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy's obligations under the Subordinated Indenture and the Subordinated Notes, including the Junior Subordinated Notes, and Duke Energy must deliver to the Subordinated Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Subordinated Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Subordinated Indenture, and Duke Energy will be relieved of its obligations under the Subordinated Indenture and any Subordinated Notes, including the Junior Subordinated Notes.

Modification; Waiver

      Duke Energy may modify the Subordinated Indenture with the consent of the holders of a majority in principal amount of the outstanding Subordinated Notes of all series that are affected by the modification, voting as one class. The consent of the holder of each outstanding Subordinated Note affected is, however, required to:

    . change the maturity date of the principal or any installment of principal or interest on that Subordinated Note;

    . reduce the principal amount, the interest rate or any premium payable upon redemption on that Subordinated Note;

    . reduce the amount of principal due and payable upon acceleration of maturity;

    . change the currency of payment of principal, premium or interest on that Subordinated Note;

    . impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

    . reduce the percentage in principal amount of Subordinated Notes of any series required to modify the Subordinated Indenture, waive compliance with certain restrictive provisions of the Subordinated Indenture or waive certain defaults; or

    . with certain exceptions, modify the provisions of the Subordinated
      Indenture governing modifications of the Subordinated Indenture or governing waiver of covenants or past defaults.

In addition, Duke Energy may modify the Subordinated Indenture for certain other purposes, without the consent of any holders of Subordinated Notes, including Junior Subordinated Notes.

      The holders of a majority in principal amount of the outstanding Junior Subordinated Notes of any series may waive, for that series, Duke Energy's compliance with certain restrictive provisions of the Subordinated Indenture. The holders of a majority in principal amount of the outstanding Subordinated Notes of all series under the Subordinated Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Subordinated Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Subordinated Note of the series affected.

      Duke Energy may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

Events of Default

      The following are events of default under the Subordinated Indenture with respect to any series of Junior Subordinated Notes, unless Duke Energy states otherwise in the applicable prospectus supplement:

    . failure to pay principal of or any premium on any Junior Subordinated
      Note of that series when due;

    . failure to pay when due any interest on any Junior Subordinated Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of Junior Subordinated Notes that permit such deferrals;

    . failure to make any sinking fund payment when required for any Junior
      Subordinated Note of that series that continues for 60 days;

    . failure to perform any covenant in the Subordinated Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Subordinated Indenture Trustee or the holders of at least 33% of the outstanding Junior Subordinated Notes of that series give Duke Energy written notice of the default; and

    . certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

In the case of the fourth event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Notes of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action.

      Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

      If an event of default with respect to Junior Subordinated Notes of a series occurs and is continuing, then the Subordinated Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Junior Subordinated Notes of that series may declare the principal amount of all Junior Subordinated Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

    . Duke Energy has paid or deposited with the Subordinated Indenture
      Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Subordinated Indenture Trustee; and

    . all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

      In the case of Junior Subordinated Notes issued to a Trust, a holder of Preferred Securities may institute a legal proceeding directly against Duke Energy, without first instituting a legal proceeding against the Property Trustee of the Trust by which those Preferred Securities were issued or any other person or entity, for enforcement of payment to that holder of principal or interest on an equivalent amount of Junior Subordinated Notes of the related series on or after the due dates specified in those Junior Subordinated Notes.

      The Subordinated Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Junior Subordinated Notes unless those holders have offered the Subordinated Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding Junior Subordinated Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Indenture Trustee or the exercise of any power of the Subordinated Indenture Trustee with respect to those Junior Subordinated Notes. The Subordinated Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Subordinated Indenture Trustee in good faith considers it in the interest of the holders to do so.

      The holder of any Junior Subordinated Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Junior Subordinated Note on its maturity date or redemption date and to enforce those payments.

      Duke Energy is required to furnish each year to the Subordinated Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Subordinated Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

      The paying agent will pay the principal of any Junior Subordinated Notes only if those Junior Subordinated Notes are surrendered to it. The paying agent will pay interest on Junior Subordinated Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Junior Subordinated Notes that are not in global form at its office or, at Duke Energy's option:

    . by wire transfer to an account at a banking institution in the United
      States that is designated in writing to the Subordinated Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

    . by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Junior Subordinated Notes.

      Unless Duke Energy states otherwise in the applicable prospectus supplement, the Subordinated Indenture Trustee will act as paying agent for that series of Junior Subordinated Notes, and the principal corporate trust office of the Subordinated Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

      Any money that Duke Energy has paid to a paying agent for principal or interest on any Junior Subordinated Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Defeasance and Covenant Defeasance

      The Subordinated Indenture provides that Duke Energy may be:

    . discharged from its obligations, with certain limited exceptions, with respect to any series of Junior Subordinated Notes, as described in the Subordinated Indenture, such a discharge being called a "defeasance" in this prospectus; and

    . released from its obligations under certain restrictive covenants especially established with respect to a series of Junior Subordinated Notes, as described in the Subordinated Indenture, such a release being called a "covenant defeasance" in this prospectus.

      Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Subordinated Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Junior Subordinated Notes on the maturity dates of those payments or upon redemption. Following a defeasance, payment of the Junior Subordinated Notes defeased may not be accelerated because of an event of default under the Subordinated Indenture.

      Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Junior Subordinated Notes in which holders of those Junior Subordinated Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

      Junior Subordinated Notes issued to a Trust will not be subject to covenant defeasance.

Subordination

      Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

    . Duke Energy makes a payment or distribution of any of its assets to creditors upon its dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

    . a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

    . the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or Duke Energy will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes.

      "Senior Indebtedness" means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

    . all of Duke Energy's indebtedness that is evidenced by notes, debentures, bonds or other securities Duke Energy sells for money or other obligations for money borrowed;

    . all indebtedness of others of the kinds described in the preceding category which Duke Energy has assumed or guaranteed or which Duke Energy has in effect guaranteed through an agreement to purchase, contingent or otherwise; and

    . all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

      Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Junior Subordinated Notes. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

      Future series of Subordinated Notes which are not Junior Subordinated Notes may rank senior to outstanding series of Junior Subordinated Notes and would constitute Senior Indebtedness with respect to those series.

      The Subordinated Indenture does not limit the amount of Senior Indebtedness that Duke Energy may issue. As of March 31, 2001, Duke Energy's Senior Indebtedness totaled approximately $4,000,000,000.

Concerning the Subordinated Indenture Trustee

      The Chase Manhattan Bank is the Subordinated Indenture Trustee and is also the Senior Indenture Trustee and the trustee under Duke Energy's First and Refunding Mortgage. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

      The Subordinated Indenture Trustee will perform only those duties that are specifically set forth in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Subordinated Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

             DESCRIPTION OF THE FIRST AND REFUNDING MORTGAGE BONDS

      Duke Energy will issue the First and Refunding Mortgage Bonds in one or more series under its First and Refunding Mortgage, dated as of December 1, 1927, to The Chase Manhattan Bank, as Trustee, as supplemented and amended. The First and Refunding Mortgage is sometimes called the "Mortgage" and the First and Refunding Mortgage Bonds are sometimes called the "Bonds" in this prospectus. The trustee under the Mortgage is sometimes called the "Bond Trustee" in this prospectus. The Mortgage is an exhibit to the registration statement, of which this prospectus is a part.

      The following description of the Bonds is only a summary and is not intended to be comprehensive. For additional information you should refer to the Mortgage.

General

      The amount of Bonds which Duke Energy may issue under the Mortgage is unlimited. Duke Energy's Board of Directors will determine the terms of each series of Bonds, including denominations, maturity, interest rate and payment terms and whether the series will have redemption or sinking fund provisions.

      Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the Bonds only in fully registered form without coupons and there will be no service charge for any transfers and exchanges of the Bonds. Duke Energy may, however, require payment to cover any stamp tax or other governmental charge payable in connection with any transfer or exchange. Transfers and exchanges of the Bonds may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 or at any other office maintained by Duke Energy for such purpose.

      The Bonds will be issuable in denominations of $1,000 and multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement. The Bonds will be exchangeable for an equivalent principal amount of Bonds of other authorized denominations of the same series.

      The prospectus supplement for a particular series of Bonds will describe the maturity, interest rate and payment terms of those Bonds and any relevant redemption or sinking fund provisions.

Security

      The Mortgage creates a continuing lien to secure the payment of principal and interest on the Bonds. All the Bonds are equally and ratably secured without preference, priority or distinction. The lien of the Mortgage covers substantially all of Duke Energy's properties, real, personal and mixed, and Duke Energy's franchises, including properties acquired after the date of the Mortgage, with certain exceptions. Those exceptions include cash, accounts receivable, inventories of materials and supplies, merchandise held for sale, securities that Duke Energy holds, certain after-acquired property not useful in Duke Energy's electric business, certain after-acquired franchises and certain after-acquired non-electric properties.

      The lien of the Mortgage is subject to certain permitted liens and to liens that exist upon properties that Duke Energy acquired after it entered into the Mortgage to the extent of the amounts of prior lien bonds secured by those properties (not, however, exceeding 75% of the cost or value of those properties) and additions to those properties. "Prior lien bonds" are bonds or other indebtedness that are secured at the time of acquisition by a lien upon property that Duke Energy acquires after the date of the Mortgage that becomes subject to the lien of the Mortgage.

Issuance of Additional Bonds

      If Duke Energy satisfies the conditions in the Mortgage, the Bond Trustee may authenticate and deliver additional Bonds in an aggregate principal amount not exceeding:

    . the amount of cash that Duke Energy has deposited with the Bond
      Trustee for that purpose;

    . the amount of previously authenticated and delivered Bonds or refundable prior lien bonds that have been or are to be retired which, with certain exceptions, Duke Energy has deposited with the Bond Trustee for that purpose; or

    . 66 2/3% of the aggregate of the net amounts of additional property
      (electric) certified to the Bond Trustee after February 18, 1949.

      The Bond Trustee may not authenticate and deliver any additional Bonds under the Mortgage, other than certain types of refunding Bonds, unless Duke Energy's available net earnings for twelve consecutive calendar months within the immediately preceding fifteen calendar months have been at least twice the amount of the annual interest charges on all Bonds outstanding under the Mortgage, including the Bonds proposed to be issued, and on all outstanding prior lien bonds that the Bond Trustee does not hold under the Mortgage.

      Duke Energy may not apply to the Bond Trustee to authenticate and deliver any Bonds (1) in an aggregate principal amount exceeding $26,000,000 on the basis of additional property (electric) that Duke Energy acquired or constructed prior to January 1, 1949 or (2) on the basis of Bonds or prior lien bonds paid, purchased or redeemed prior to February 1, 1949. Duke Energy may not certify any additional property (electric) which is subject to the lien of any prior lien bonds for the purpose of establishing those prior lien bonds as refundable if the aggregate principal amount of those prior lien bonds exceeds 66 2/3% of the net amount of the additional property that is subject to the lien of such prior lien bonds.

Release Provisions

      The Mortgage permits Duke Energy to dispose of certain property and to take other actions without the Bond Trustee releasing that property. The Mortgage also permits the release of mortgaged property if Duke Energy deposits cash or other consideration equal to the value of the mortgaged property to be released. In certain events and within certain limitations, the Bond Trustee is required to pay out cash that the Bond Trustee receives--other than for the Replacement Fund or as the basis for issuing Bonds--upon Duke Energy's application.

      Duke Energy may withdraw cash that it deposited with the Bond Trustee as the basis for issuing Bonds in an amount equal to the principal amount of any Bonds that it is entitled to have authenticated and delivered on the basis of additional property (electric), on the basis of Bonds previously authenticated and delivered or on the basis of refundable prior lien bonds.

Replacement Fund

      The Mortgage requires Duke Energy to deposit with the Bond Trustee annually, for the Replacement Fund established under the Mortgage, the sum of the "replacement requirements" for all years beginning with 1949 and ending with the last calendar year preceding the deposit date, less certain deductions. Those deductions are (1) the aggregate original cost of all fixed property (electric) retired during that time period, not exceeding the aggregate of the gross amounts of additional property (electric) that Duke Energy acquired or constructed during the same period, and (2) the aggregate amount of cash that Duke Energy deposited with the Bond Trustee up to that time, or that Duke Energy would have been required to deposit except for permitted reductions, under the Replacement Fund.

      The "replacement requirement" for any year is 2 1/2% of the average "amount of depreciable fixed property" (electric) owned by Duke Energy at the beginning and end of that year, not exceeding, however, the amount Duke Energy is permitted to charge as an operating expense for depreciation or retirement by any governmental authority, or the amount deductible as depreciation or similar expense for federal income tax purposes. The "amount of depreciable fixed property" (electric) is the amount by which the sum of $192,913,385 plus the aggregate gross amount of all depreciable additional property (electric) that Duke Energy acquired or constructed from January 1, 1949 to the date as of which such amount is determined exceeds the original cost of all of Duke Energy's depreciable fixed property (electric) retired during that period or released from the lien of the Mortgage.

      Duke Energy may reduce the amount of cash at any time required to be deposited in the Replacement Fund and may withdraw any cash that it previously deposited that is held in the Replacement Fund:

    . in an amount equal to 150% of the principal amount of Bonds previously authenticated and delivered under the Mortgage, or refundable prior lien bonds, deposited with the Bond Trustee and on the basis of which Duke Energy would otherwise have been entitled to have additional Bonds authenticated and delivered; and

    . in an amount equal to 150% of the principal amount of Bonds which Duke
      Energy would otherwise be entitled to have authenticated and delivered on the basis of additional property (electric).

      Upon Duke Energy's application, the Bond Trustee will apply cash that Duke Energy deposited in the Replacement Fund and has not previously withdrawn to the payment, purchase or redemption of Bonds issued under the Mortgage or to the purchase of refundable prior lien bonds.

      Duke Energy has never deposited any cash with the Bond Trustee for the Replacement Fund. If Duke Energy deposits any cash in the future, it has agreed not to apply that cash to the redemption of the Bonds as long as any Bonds then outstanding remain outstanding.

Amendments of the Mortgage

      Duke Energy may amend the Mortgage with the consent of the holders of 66 2/3% in principal amount of the Bonds, except that no such amendment may:

    . affect the terms of payment of principal at maturity or of interest or premium on any Bond;

    . affect the rights of Bondholders to sue to enforce any such payment at maturity; or

    . reduce the percentage of Bonds required to consent to an amendment.

      No amendment may affect the rights under the Mortgage of the holders of less than all of the series of Bonds outstanding unless the holders of 66 2/3% in principal amount of the Bonds of each series affected consent to the amendment.

      The covenants included in the supplemental indenture for any series of Bonds to be issued will be solely for the benefit of the holders of those Bonds. Duke Energy may modify any such covenant only with the consent of the holders of 66 2/3% in principal amount of those Bonds outstanding, without the consent of Bondholders of any other series.

Events of Default

      The Bond Trustee may, and at the written request of the holders of a majority in principal amount of the outstanding Bonds will, declare the principal of all outstanding Bonds due when any event of default under the Mortgage occurs. The holders of a majority in principal amount of the outstanding Bonds may, however, waive the default and rescind the declaration if Duke Energy cures the default.

      Events of default under the Mortgage include:

    . default in the payment of principal;

    . default for 60 days in the payment of interest;

    . default in the performance of any other covenant in the Mortgage continuing for 60 days after the Bond Trustee or the holders of not less than 10% in principal amount of the Bonds then outstanding give notice of the default; and

    . certain bankruptcy or insolvency events with respect to Duke Energy.

      Duke Energy provides a statement by certain of its officers each year to the Bond Trustee stating whether it has complied with the covenants of the Mortgage.

Concerning the Bond Trustee

      The Chase Manhattan Bank is the Bond Trustee and is also the Senior Indenture Trustee and the Subordinated Indenture Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

      The Bond Trustee is under no obligation to exercise any of its powers at the request of any of the holders of the Bonds unless those Bondholders have offered to the Bond Trustee security or indemnity satisfactory to it against the cost, expenses and liabilities it might incur as a result. The holders of a majority in principal amount of the Bonds outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee, or the exercise of any trust or power of the Bond Trustee. The Bond Trustee will not be liable for any action that it takes or omits to take in good faith in accordance with any such direction.

                        DESCRIPTION OF THE COMMON STOCK

  The following description of Duke Energy's Common Stock is only a summary and is not intended to be comprehensive. For additional information you should refer to the applicable provisions of the North Carolina Business Corporation Act and Duke Energy's Restated Articles of Incorporation (Articles) and By-Laws. The Articles and By-Laws are exhibits to the registration statement, of which this prospectus is a part.

General

  Duke Energy is authorized to issue up to 1,000,000,000 shares of Common Stock. At March 31, 2001, 771,274,516 shares of Common Stock were outstanding. Duke Energy is also authorized to issue up to 12,500,000 shares of Preferred Stock, 10,000,000 shares of Preferred Stock A and 1,500,000 shares of Preference Stock. At March 31, 2001, 2,284,984 shares of Preferred Stock, 2,057,185 shares of Preferred Stock A and no shares of Preference Stock were outstanding. The Preferred Stock, Preferred Stock A and Preference Stock together are sometimes called the "Preferred Stocks."

Dividends

  Holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from legally available funds but only if full dividends on all outstanding series of the Preferred Stocks for the then current and all prior dividend periods and any required sinking fund payments with respect to any outstanding series of such securities have been paid or provided for.

Voting Rights

  Subject to the rights, if any, of the holders of the Preferred Stocks which may be outstanding or as otherwise provided by law, the holders of Common Stock have exclusive voting rights, each share being entitled to one vote. Holders of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

  Whenever dividends on any part of any outstanding Preferred Stock or Preferred Stock A are in arrears in an amount equivalent to the total dividends required to be paid on that Preferred Stock or Preferred Stock A in any period of 12 calendar months, the holders of the Preferred Stock as a class have the exclusive right to elect a majority of the authorized number of directors and the holders of the Preferred Stock A as a class have the exclusive right to elect two directors. Those rights cease whenever Duke Energy pays all accrued and unpaid dividends in full. Whenever six quarterly dividends on any outstanding series of the Preference Stock are in arrears or any required sinking fund payments are in default, the holders of the Preference Stock as a class have the exclusive right to elect two directors. This right ceases whenever all dividends and required sinking fund obligations in default have been paid in full or provided for. In addition, the consent of the holders of specified percentages of any outstanding Preferred Stock, Preferred Stock A or Preference Stock, or some or all of the holders of such classes, is required in connection with certain increases in authorized amounts of or changes in stock senior to the Common Stock or in connection with any sale of substantially all of Duke Energy's assets or certain mergers.

Rights Upon Liquidation

     The holders of Common Stock are entitled in liquidation to share ratably in the assets of Duke Energy after payment of all debts and liabilities and after required preferential payments to the holders of outstanding Preferred Stocks.

Miscellaneous

     The outstanding shares of Common Stock are, and the shares of Common Stock sold hereunder will be, upon payment for them, fully paid and nonassessable. Holders of Common Stock have no preemptive rights and no conversion rights. The Common Stock is not subject to redemption and is not entitled to the benefit of any sinking fund provisions.

Transfer Agent and Registrar

     Duke Energy acts as transfer agent and registrar for the Common Stock.

Preference Stock Purchase Rights

     Each share of Common Stock has attached to it a Preference Stock Purchase Right. The Rights initially are represented only by the certificates for the shares of Common Stock and will not trade separately from those shares unless and until:

  . ten days after it is publicly announced that a person or group (with certain exceptions) has acquired, or has obtained the right to acquire, the beneficial ownership of 15% or more of the outstanding Common Stock (an "acquiring person"); or

  . ten business days (or a later date determined by Duke Energy's Board of Directors) after the date a person or group commences, or public announcement is made that the person or group intends to commence, a tender or exchange offer that would result in the person or group becoming an acquiring person.

If and when the Rights separate, each Right will entitle the holder to purchase 1/10,000 of a share of Duke Energy's Series A Participating Preference Stock for an exercise price that is presently $190.

     In the event that a person or group becomes an acquiring person, each Right (except for Rights beneficially owned by the acquiring person or its transferees, which Rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of Common Stock having a market value of twice the exercise price. Also, if, after ten days following the date of the announcement that a person or group has become an acquiring person:

  . Duke Energy is involved in a merger or similar form of business combination in which Duke Energy is not the surviving corporation or in which Duke Energy is the surviving corporation but the Common Stock is changed or exchanged; or

  . more than 50% of Duke Energy's assets or earning power is sold or transferred;

then each Right (except for voided Rights) will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the acquiring company having a value of twice the exercise price. If any person or group acquires from 15% to but excluding 50% of the outstanding Common Stock, Duke Energy's Board of Directors may, at its option, exchange each outstanding Right (except for those held by an acquiring person or its transferees) for one share of Common Stock or 1/10,000 of a share of Series A Participating Preference Stock.

      Duke Energy's Board of Directors may redeem the Rights for $0.01 per Right prior to ten business days after the date of the public announcement that a person or group has become an acquiring person.

      The Rights will not prevent a takeover of Duke Energy. However, the existence of the Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Board of Directors first redeems those Rights.

                        Certain Anti-Takeover Matters

      Duke Energy's Articles and By-Laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board of Directors rather than pursue non-negotiated takeover attempts. Those provisions include:

Classified Board of Directors; Removal of Directors; Vacancies

      Duke Energy's Articles provide for a Board of Directors divided into three classes, with one class being elected each year to serve for a three-year term. As a result, at least two annual meetings of shareholders may be required for shareholders to change a majority of the Board of Directors. Duke Energy's shareholders may remove directors only for cause. Vacancies and newly created directorships on the Board of Directors may be filled only by the affirmative vote of a majority of the directors remaining in office, and no decrease in the number of directors may shorten the term of an incumbent director. The classification of directors and the inability of shareholders to remove directors without cause and to fill vacancies and newly created directorships on the Board of Directors will make it more difficult to change the composition of the Board of Directors, but will promote continuity of existing management.

Advance Notice Requirements

      Duke Energy's By-Laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of persons for election as directors or new business to be brought before annual meetings of shareholders. These procedures provide that shareholders must give timely notice of such proposals in writing to the Secretary of Duke Energy. Generally, to be timely with respect to an annual meeting of shareholders, notice must be received at Duke Energy's principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the By-Laws.

Special Meetings of Shareholders

      Neither the Articles nor the By-Laws of Duke Energy give shareholders the right to call a special meeting of shareholders. The By-Laws provide that special meetings of shareholders may be called only by the Board of Directors or the Chairman of the Board.

Amendment of Certain Charter Provisions

     Duke Energy's Articles require the approval of not less than 80% of the voting power of all outstanding shares of Common Stock to amend provisions relating to the minimum and maximum size of the Board of Directors, the classification of the Board of Directors, the removal of directors, the filling of vacancies and newly created directorships on the Board of Directors and the requirement that a decrease in the number of directors constituting the Board of Directors may not shorten the term of any incumbent director. This amendment provision will make it more difficult to dilute the anti-takeover effects of Duke Energy's Articles and By-Laws.

                  DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
                          AND THE STOCK PURCHASE UNITS

     Duke Energy may issue stock purchase contracts representing contracts obligating holders to purchase from Duke Energy, and Duke Energy to sell to the holders, a specified number of shares of Common Stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

     The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

  . Senior Notes, Junior Subordinated Notes or other debt securities of Duke Energy or one of its subsidiaries;

  .  debt obligations of third parties, including U.S. Treasury securities;
     or

  . Preferred Securities or trust preferred securities issued by trusts, all of whose common securities are owned by Duke Energy or by subsidiaries of Duke Energy,

     securing the holder's obligations to purchase the Common Stock under the stock purchase contracts.

     The stock purchase contracts may require Duke Energy to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances Duke Energy may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of such stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

                    DESCRIPTION OF THE PREFERRED SECURITIES

      Each Trust may issue only one series of Preferred Securities. The Trust Agreement of each Trust will authorize the Administrative Trustees to issue the Preferred Securities of that Trust on behalf of that Trust. For additional information you should refer to the applicable Trust Agreement. The form of Trust Agreement is an exhibit to the registration statement, of which this prospectus is a part.

      The prospectus supplement for a particular series of Preferred Securities being offered will disclose the specific terms related to the offering, including the price or prices at which the Preferred Securities to be offered will be issued. Those terms will include some or all of the following:

    . the title of the series;

    . the number of Preferred Securities of the series;

    . the yearly distribution rate, or the method of determining that rate, and the date or dates on which distributions will be payable;

    . the date or dates, or method of determining the date or dates, from which distributions will be cumulative;

    . the amount that will be paid out of the assets of the Trust to the holders of the Preferred Securities upon the voluntary or involuntary dissolution, winding-up or termination of the Trust;

    . any obligation that the Trust has to purchase or redeem the Preferred
      Securities, and the price at which, the period within which, and the terms and conditions upon which the Trust will purchase or redeem them;

    . any voting rights of the Preferred Securities that are in addition to those legally required, including any right that the holders of the Preferred Securities have to approve certain actions under or amendments to the Trust Agreement;

    . any right that the Trust has to defer distributions on the Preferred
      Securities in the event that Duke Energy extends the interest payment period on the related Junior Subordinated Notes; and

    . any other rights, preferences, privileges, limitations or restrictions upon the Preferred Securities of the series.

      Duke Energy will guarantee each series of Preferred Securities to the extent described below under the caption "Description of the Guarantees."

      The applicable prospectus supplement will describe any material United States federal income tax considerations that apply to the Preferred Securities.

                         DESCRIPTION OF THE GUARANTEES

      Duke Energy will execute the Guarantees from time to time for the benefit of the holders of the Preferred Securities of the respective Trusts. The Chase Manhattan Bank will act as Guarantee Trustee under each Guarantee. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the Preferred Securities to which it relates.

      The following description of the Guarantees is only a summary and is not intended to be comprehensive. The form of Guarantee is an exhibit to the registration statement, of which this prospectus is a part.

General

      Duke Energy will irrevocably and unconditionally agree under each Guarantee to pay the Guarantee Payments that are defined below, to the extent specified in that Guarantee, to the holders of the Preferred Securities to which the Guarantee relates, to the extent that the Guarantee Payments are not paid by or on behalf of the related Trust. Duke Energy is required to pay the Guarantee Payments to the extent specified in the relevant Guarantee regardless of any defense, right of set-off or counterclaim that Duke Energy may have or may assert against any person.

      The following payments and distributions on the Preferred Securities of a Trust are Guarantee Payments:

    . any accrued and unpaid distributions required to be paid on the Preferred Securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

    . the redemption price for any Preferred Securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

    . upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of the Trust or the redemption of all the Preferred Securities of the Trust, the lesser of:

           . the sum of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

           . the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities of the Trust in liquidation of the Trust.

      Duke Energy may satisfy its obligation to make a Guarantee Payment by making that payment directly to the holders of the related Preferred Securities or by causing the Trust to make the payment to those holders.

      Each Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of those Preferred Securities, except that the Guarantee will only apply to the payment of distributions and other payments on the Preferred Securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

      If Duke Energy does not make the required payments on the Junior Subordinated Notes that the Property Trustee holds under a Trust, that Trust will not make the related payments on its Preferred Securities.

Subordination

      Duke Energy's obligations under each Guarantee will be unsecured obligations of Duke Energy. Those obligations will rank:

    . subordinate and junior in right of payment to all of Duke Energy's other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

    . equal in priority with Duke Energy's Preferred Stock and Preferred
      Stock A and similar guarantees; and

    . senior to Duke Energy's Common Stock.

      Duke Energy has Preferred Stock and Preferred Stock A outstanding that will rank equal in priority with the Guarantees and has Common Stock outstanding that will rank junior to the Guarantees.

      Each Guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Duke Energy, as guarantor, to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity.

      The terms of the Preferred Securities will provide that each holder of the Preferred Securities, by accepting those Preferred Securities, agrees to the subordination provisions and other terms of the related Guarantee.

Amendments and Assignment

      Duke Energy may amend each Guarantee without the consent of any holder of the Preferred Securities to which that Guarantee relates if the amendment does not materially and adversely affect the rights of those holders. Duke Energy may otherwise amend each Guarantee with the approval of the holders of at least 66 2/3% of the outstanding Preferred Securities to which that Guarantee relates.

Termination

      Each Guarantee will terminate and be of no further effect when:

    . the redemption price of the Preferred Securities to which the Guarantee relates is fully paid;

    . Duke Energy distributes the related Junior Subordinated Notes to the holders of those Preferred Securities; or

    . the amounts payable upon liquidation of the related Trust are fully paid.

      Each Guarantee will remain in effect or will be reinstated if at any time any holder of the related Preferred Securities must restore payment of any sums paid to that holder with respect to those Preferred Securities or under that Guarantee.

Events of Default

      An event of default will occur under any Guarantee if Duke Energy fails to perform any of its payment obligations under that Guarantee. The holders of a majority of the Preferred Securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the Preferred Securities of that series. The Guarantee Trustee is obligated to enforce the Guarantee for the benefit of the holders of the Preferred Securities of a series if an event of default occurs under the related Guarantee.

      The holders of a majority of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to that Guarantee or to direct the exercise of any trust or power that the Guarantee Trustee holds under that Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against Duke Energy to enforce that holder's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

Concerning the Guarantee Trustee

      The Chase Manhattan Bank is the Guarantee Trustee. It is also the Property Trustee, the Subordinated Indenture Trustee, the Senior Indenture Trustee and the Bond Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and certain of its affiliates are outstanding.

      The Guarantee Trustee will perform only those duties that are specifically set forth in each Guarantee unless an event of default under the Guarantee occurs and is continuing. In case an event of default occurs and is continuing, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the Guarantee Trustee is under no obligation to exercise any of its powers under any Guarantee at the request of any holder of the related Preferred Securities unless that holder offers reasonable indemnity to the Guarantee Trustee against the costs, expenses and liabilities which it might incur as a result.

Agreements as to Expenses and Liabilities

      Duke Energy will enter into an Agreement as to Expenses and Liabilities under each Trust Agreement. Each Agreement as to Expenses and Liabilities will provide that Duke Energy will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related Trust to each person or entity to whom that Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the related Preferred Securities or other similar interests in that Trust the amounts due to the holders under the terms of those Preferred Securities or those similar interests.

                              PLAN OF DISTRIBUTION

      Duke Energy and the Trusts may sell securities to one or more underwriters or dealers for public offering and sale by them, or it may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

    . the name or names of any underwriters;

    . the purchase price of the securities and the proceeds to Duke Energy or the Trusts from the sale;

    . any underwriting discounts and other items constituting underwriters' compensation;

    . any public offering price;

    . any discounts or concessions allowed or reallowed or paid to dealers;
      and

    . any securities exchange or market on which the securities may be listed.

      Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

      Duke Energy and the Trusts may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. Duke Energy may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from Duke Energy in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

      Duke Energy may sell the securities directly or through agents it designates from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus, other than at the market offerings of common stock, will be named in a prospectus supplement relating to such securities. At the market offerings of common stock may be made by agents. Commissions payable by Duke Energy to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

      Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, Duke Energy and its subsidiaries or affiliates in the ordinary course of business.

      Any underwriting or other compensation which Duke Energy pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements entered into with Duke Energy and the Trusts, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                    EXPERTS

      The consolidated financial statements and the related financial statement schedule of Duke Energy incorporated in this prospectus by reference from Duke Energy's annual report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

      Ellen T. Ruff, Esq., who is Duke Energy's Senior Vice President and General Counsel, and Dewey Ballantine LLP will issue opinions about the validity of the securities offered by Duke Energy in the applicable prospectus supplement for Duke Energy. Richards, Layton & Finger, P.A., special Delaware counsel, will issue opinions about the validity of the Preferred Securities offered in the applicable prospectus supplement for the Trusts. Counsel named in the applicable prospectus supplement will issue opinions about the validity of the securities offered by Duke Energy for any underwriters.

                      WHERE YOU CAN FIND MORE INFORMATION

      Duke Energy files annual, quarterly and current reports and other information with the SEC. You may read and copy any documents that are filed at any of the following:

    . SEC Public Reference Room
      450 Fifth Street, N.W.
      Washington, D.C. 20549;

    . Citicorp Center
      500 West Madison Street Suite 1400
      Chicago, Illinois 60661-2411; or

    . Seven World Trade Center
      Suite 1300
      New York, New York 10048.

      You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address.

      Please call the SEC at 1-800-SEC-0330 for further information.

      Duke Energy's filings are also available to the public through:

    . The SEC web site at http://www.sec.gov; and

    . The New York Stock Exchange
      20 Broad Street
      New York, New York 10005.

      Information about Duke Energy is also available on its web site at http://www.duke-energy.com. Such web site is not a part of this prospectus.

      The SEC allows Duke Energy to "incorporate by reference" the information Duke Energy files with it, which information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information that Duke Energy files with the SEC will automatically update and supersede that information as well as the information included in this prospectus and any accompanying prospectus supplement. Duke Energy incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 filed prior to the termination of this offering:

  . Duke Energy's annual report on Form 10-K for the year ended December 31, 2000; and

  .   Duke Energy's current report on Form 8-K dated March 2, 2001.

      Duke Energy will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request your copy by writing Duke Energy at the following address or telephoning one of the following numbers:

      Investor Relations Department
      Duke Energy Corporation
      P.O. Box 1005
      Charlotte, North Carolina 28201
      (704) 382-3853 or (800) 488-3853 (toll-free)

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution (Estimated):

The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by Duke Energy Corporation are as follows:

      SEC Filing Fee............................................... $  498,858*
      Trustee Fees and Expenses....................................     50,000
      Listing Fees.................................................    200,000
      Printing Costs...............................................    165,000
      Legal Fees and Expenses......................................    190,000
      Accounting Fees..............................................     25,000
      Blue Sky Fees and Expenses...................................     20,000
      Rating Agency Fees...........................................    270,000
      NASD Fee.....................................................     30,000
      Miscellaneous................................................      8,000
                                                                    ----------
      Total........................................................ $1,456,858
                                                                    ==========

     --------
     *Actual

Item 15. Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of Duke Energy Corporation permit indemnification of its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933 ("Act"). In addition, Duke Energy Corporation has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the Act.

The Restated Articles of Incorporation of Duke Energy Corporation provide that a director shall not be personally liable for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the North Carolina Business Corporation Act.

Item 16. Exhibits.

 Exhibit
 Number
 -------
  1-A    --Form of Underwriting Agreement relating to Senior Notes.

  1-B    --Form of Underwriting Agreement relating to Junior Subordinated
          Notes.

  1-C    --Form of Underwriting Agreement relating to Bonds.

  1-D    --Form of Underwriting Agreement relating to Common Stock.

  1-E    --Form of Underwriting Agreement relating to Trust Preferred
          Securities.

  1-F    --Form of Calculation Agent Agreement relating to Senior Notes.

  4-A-1* --Restated Articles of Incorporation of Duke Energy Corporation, dated
          June 18, 1997 (filed with Form S-8, File No. 333-29563, effective
          June 19, 1997, as Exhibit 4(G)).


 Exhibit
 Number
 -------
  4-A-2* --Articles of Amendment of Duke Energy Corporation, dated April 28,
          1999 (filed with Form S-3, File No. 333-81573, effective October 8,
          1999, as Exhibit 4(B)).

  4-B*   --By-Laws of Duke Energy Corporation, as amended (filed with Form S-3,
          File No. 333-52204, effective December 26, 2000, as Exhibit 4-B).

  4-C*   --Rights Agreement between Duke Energy Corporation and The Bank of New
          York, as Rights Agent, dated as of December 17, 1998 (filed with Form
          8-K, dated February 11, 1999, of Duke Energy Corporation, as Exhibit
          4.1).
  4-D-1* --Senior Indenture between Duke Energy Corporation and The Chase
           Manhattan Bank, as Trustee, dated as of September 1, 1998 (filed with Form S-3, File No. 333-14209, effective April 7, 1999, as
           Exhibit 4-D-1).

  4-D-2* --First Supplemental Indenture dated as of December 4, 1998 supplementing said Senior Indenture (filed with Form S-3, File No.
           333-14209, effective April 7, 1999, as Exhibit 4-D-1(A)).

  4-D-3* --Second Supplemental Indenture dated as of January 12, 1999 supplementing said Senior Indenture (filed with Form S-3, File No.
           333-14209, effective April 7, 1999, as Exhibit 4-D-1(B)).

  4-D-4* --Third Supplemental Indenture dated as of March 11, 1999 supplementing said Senior Indenture (filed with Form S-3, File No.
           333-14209, effective April 7, 1999, as Exhibit 4-D-1(C)).

  4-D-5* --Fourth Supplemental Indenture dated as of March 10, 2000 supplementing said Senior Indenture (filed with Form S-3, File No.
           333-52204, effective December 26, 2000, as Exhibit 4-D-5).

  4-D-6* --Fifth Supplemental Indenture dated as of September 12, 2000 supplementing said Senior Indenture (filed with Form S-3, File No.
           333-52204, effective December 26, 2000, as Exhibit 4-D-6).

  4-D-7  --Form of Supplemental Indenture to Senior Indenture relating to
           Senior Notes.

  4-E-1* --Subordinated Indenture between Duke Energy Corporation and The Chase
           Manhattan Bank, as Trustee, dated as of December 1, 1997 (filed with
           Form S-3, File No. 333-14209, effective September 3, 1998, as
           Exhibit 4-D-2).

  4-E-2* --First Supplemental Indenture dated as of December 8, 1997 supplementing said Subordinated Indenture (filed with Form S-3, File
           No. 333-14209, effective April 7, 1999 as Exhibit 4-D-2(A)).

  4-E-3* --Second Supplemental Indenture dated as of June 14, 1999 supplementing said Subordinated Indenture (filed with Form S-3, File No. 333-52204, effective December 26, 2000, as Exhibit 4-E-3).

  4-E-4  --Form of Supplemental Indenture to Subordinated Indenture relating to
           Junior Subordinated Notes.

  4-E-5  --Form of Supplemental Indenture to Subordinated Indenture relating to
           Junior Subordinated Notes issued in connection with Trust Preferred
           Securities.

  4-F-1* --First and Refunding Mortgage from Duke Energy Corporation to
           Guaranty Trust Company of New York, as Trustee, dated as of December
           1, 1927 (filed with Form S-1, File No. 2-7224, effective October 15,
           1947, as Exhibit 7(a)).

  4-F-2* --Supplemental Indenture, dated as of March 12, 1930, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(b)).

  4-F-3* --Supplemental Indenture, dated as of July 1, 1935, supplementing said
           Mortgage (filed with
           Form S-1, File No. 2-7224, effective October 15, 1947, as Exhibit
           7(c)).

  4-F-4* --Supplemental Indenture, dated as of December 1, 1935, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(d)).

  4-F-5* --Supplemental Indenture, dated as of September 1, 1936, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(e)).

 Exhibit
  Number
 -------
  4-F-6*  --Supplemental Indenture, dated as of January 1, 1941, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
            October 15, 1947, as Exhibit 7(f)).

  4-F-7* --Supplemental Indenture, dated as of April 1, 1944, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
            October 15, 1947, as Exhibit 7(g)).

  4-F-8* --Supplemental Indenture, dated as of September 1, 1947, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective October 15, 1947, as Exhibit 7(h)).

  4-F-9* --Supplemental Indenture, dated as of September 8, 1947, supplementing said Mortgage (filed with Form S-1, File No. 2-10401, effective August 21, 1953, as Exhibit 4-B-9).

  4-F-10* --Supplemental Indenture, dated as of February 1, 1949, supplementing said Mortgage (filed with Form S-1, File No. 2-7808, effective
            February 3, 1949, as Exhibit 7(j)).

  4-F-11* --Supplemental Indenture, dated as of March 1, 1949, supplementing said Mortgage (filed with Form S-1, File No. 2-8877, effective
            April 6, 1951, as Exhibit 7(k)).

  4-F-12* --Supplemental Indenture, dated as of April 1, 1951, supplementing said Mortgage (filed with Form S-1, File No. 2-8877, effective April
            6, 1951, as Exhibit 7(l)).

  4-F-13* --Supplemental Indenture, dated as of September 1, 1953, supplementing said Mortgage (filed with Form S-1, File No. 2-10401, effective August 21, 1953, as Exhibit 4-B-13).

  4-F-14* --Supplemental Indenture, dated as of October 1, 1954, supplementing said Mortgage (filed with Form S-9, File No. 2-11297, effective
            December 30, 1954, as Exhibit 2-B-14).

  4-F-15* --Supplemental Indenture, dated as of January 1, 1955, supplementing said Mortgage (filed with Form S-9, File No. 2-11297, effective
            December 30, 1954, as Exhibit 2-B-15).

  4-F-16* --Supplemental Indenture, dated as of May 1, 1956, supplementing said
            Mortgage (filed with Form S-9, File No. 2-12402, effective April
            26, 1956, as Exhibit 2-B-16).

  4-F-17* --Supplemental Indenture, dated as of January 1, 1960, supplementing said Mortgage (filed with Form 10, effective June 29, 1961, as
            Exhibit 3-B-18).

  4-F-18* --Supplemental Indenture, dated as of February 1, 1960, supplementing said Mortgage (filed with Form 10, effective June 29, 1961, as
            Exhibit 3-B-19).

  4-F-19* --Supplemental Indenture, dated as of February 1, 1962, supplementing said Mortgage (filed with Form S-9, File No. 2-20577, effective
            August 16, 1962, as Exhibit 2-B-20).

  4-F-20* --Supplemental Indenture, dated as of August 1, 1962, supplementing said Mortgage (filed with Form S-1, File No. 2-25367, effective
            August 23, 1966, as Exhibit 4-B-19).

  4-F-21* --Supplemental Indenture, dated as of June 15, 1964, supplementing said Mortgage (filed with Form S-1, File No. 2-25367, effective
            August 23, 1966, as Exhibit 4-B-20).

  4-F-22* --Supplemental Indenture, dated as of February 1, 1965, supplementing said Mortgage (filed with Form S-1, File No. 2-25367, effective
            August 23, 1966, as Exhibit 4-B-21).

  4-F-23* --Supplemental Indenture, dated as of April 1, 1967, supplementing said Mortgage (filed with Form S-9, File No. 2-28023, effective
            February 15, 1968, as Exhibit 2-B-25).

  4-F-24* --Supplemental Indenture, dated as of February 1, 1968, supplementing said Mortgage (filed with Form S-9, File No. 2-31304, effective
            January 21, 1969, as Exhibit 2-B-26).

  4-F-25* --Supplemental Indenture, dated as of February 1, 1969, supplementing said Mortgage (filed with Form S-7, File No. 2-34289, effective
            August 27, 1969, as Exhibit 2-B-27).

  4-F-26* --Supplemental Indenture, dated as of September 1, 1969, supplementing said Mortgage (filed with Form S-7, File No. 2-36095, effective February 16, 1970, as Exhibit 2-B-39).

  4-F-27* --Supplemental Indenture, dated as of March 1, 1970, supplementing said Mortgage (filed with Form S-7, File No. 2-37953, effective
            July 28, 1970, as Exhibit 2-B-42).

 Exhibit
  Number
 -------
  4-F-28* --Supplemental Indenture, dated as of August 1, 1970, supplementing said Mortgage (filed with Form S-7, File No. 2-39451, effective
            March 4, 1971, as Exhibit 2-B-28).

  4-F-29* --Supplemental Indenture, dated as of March 1, 1971, supplementing said Mortgage (filed with Form S-7, File No. 2-42404, effective
            December 7, 1971, as Exhibit 2-B-29).

  4-F-30* --Supplemental Indenture, dated as of December 1, 1971, supplementing said Mortgage (filed with Form S-7, File No. 2-43122, effective
            March 7, 1972, as Exhibit 2-B-30).

  4-F-31* --Supplemental Indenture, dated as of April 1, 1972, supplementing said Mortgage (filed with Form S-7, File No. 2-46208, effective
            November 20, 1972, as Exhibit 2-B-31).

  4-F-32* --Supplemental Indenture, dated as of December 1, 1972, supplementing said Mortgage (filed with Form S-7, File No. 2-48058, effective
            June 5, 1973, as Exhibit 2-B-32).

  4-F-33* --Supplemental Indenture, dated as of June 1, 1973, supplementing said Mortgage (filed with Form S-7, File No. 2-49333, effective
            November 5, 1973, as Exhibit 2-B-33).

  4-F-34* --Supplemental Indenture, dated as of November 1, 1973, supplementing said Mortgage (filed with Form S-7, File No. 2-50493, effective
            April 25, 1974, as Exhibit 2-B-34).

  4-F-35* --Supplemental Indenture, dated as of May 1, 1974, supplementing said
            Mortgage (filed with Form S-7, File No. 2-52669, effective February
            11, 1975, as Exhibit 2-B-35).

  4-F-36* --Supplemental Indenture, dated as of February 1, 1975, supplementing said Mortgage (filed with Form S-7, File No. 2-57118, effective
            October 5, 1976, as Exhibit 2-B-36).

  4-F-37* --Supplemental Indenture, dated as of July 1, 1975, supplementing said
            Mortgage (filed with Form S-7, File No. 2-57118, effective October
            5, 1976, as Exhibit 2-B-37).

  4-F-38* --Supplemental Indenture, dated as of October 1, 1976, supplementing said Mortgage (filed with Form S-7, File No. 2-59494, effective
            August 10, 1977, as Exhibit 2-B-38).

  4-F-39* --Supplemental Indenture, dated as of September 1, 1977, supplementing said Mortgage (filed with Form S-7, File No. 2-61995, effective July 26, 1978, as Exhibit 2-B-39).

  4-F-40* --Supplemental Indenture, dated as of August 1, 1978, supplementing said Mortgage (filed with Form S-7, File No. 2-64541, effective
            June 7, 1979, as Exhibit 2-B-40).

  4-F-41* --Supplemental Indenture, dated as of June 1, 1979, supplementing said Mortgage (filed with Form S-7, File No. 2-65371, effective
            October 2, 1979, as Exhibit 2-B-41).

  4-F-42* --Supplemental Indenture, dated as of October 1, 1979, supplementing said Mortgage (filed with Form S-7, File No. 2-66659, effective
            March 12, 1980, as Exhibit 2-B-42).

  4-F-43* --Supplemental Indenture, dated as of March 1, 1980, supplementing said Mortgage (filed with Form S-16, File No. 2-68571, effective
            August 19, 1980, as Exhibit 2-B-43).

  4-F-44* --Supplemental Indenture, dated as of August 1, 1980, supplementing said Mortgage (filed with Form S-16, File No. 2-75951, effective
            February 23, 1982, as Exhibit 2-B-44).

  4-F-45* --Supplemental Indenture, dated as of March 1, 1982, supplementing said Mortgage (filed with Form S-3, File No. 2-78882, effective
            August 30, 1982, as Exhibit 4-B-45).

  4-F-46* --Supplemental Indenture, dated as of September 1, 1982, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April 1, 1985, as Exhibit 4-B-46).

  4-F-47* --Supplemental Indenture, dated as of May 1, 1983, supplementing said
            Mortgage (filed with Form S-3, File No. 2-95931, effective April 1,
            1985, as Exhibit 4-B-47).

  4-F-48* --Supplemental Indenture, dated as of September 1, 1983, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April 1, 1985, as Exhibit 4-B-48).

  4-F-49* --Supplemental Indenture, dated as of September 1, 1984, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April 1, 1985, as Exhibit 4-B-49).

 Exhibit
 Number
 -------
  4-F-50* --Supplemental Indenture, dated as of March 1, 1985, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective
            April 1, 1985, as Exhibit 4-B-50).

  4-F-51* --Supplemental Indenture, dated as of December 1, 1985, supplementing said Mortgage (filed with Form S-3, File No. 33-5163, effective May
            2, 1986, as Exhibit 4-B-51).

  4-F-52* --Supplemental Indenture, dated as of April 1, 1986, supplementing said Mortgage (filed with Form S-3, File No. 33-5163, effective May
            2, 1986, as Exhibit 4-B-52).

  4-F-53* --Supplemental Indenture, dated as of May 1, 1986, supplementing said
            Mortgage (filed with Form 10-K for the year ended December 31, 1986,
            File No. 1-4928, as Exhibit 4-B-53).

  4-F-54* --Supplemental Indenture, dated as of June 1, 1986, supplementing said
            Mortgage (filed with Form 10-K for the year ended December 31, 1986,
            File No. 1-4928, as Exhibit 4-B-54).

  4-F-55* --Supplemental Indenture, dated as of February 1, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1986, File No. 1-4928, as Exhibit 4-B-55).

  4-F-56* --Supplemental Indenture, dated as of February 15, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1986, File No. 1-4928, as Exhibit 4-B-56).

  4-F-57* --Supplemental Indenture, dated as of March 1, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1986, File No. 1-4928, as Exhibit 4-B-57).

  4-F-58* --Supplemental Indenture, dated as of October 1, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1987, File No. 1-4928, as Exhibit 4-B-58).

  4-F-59* --Supplemental Indenture, dated as of February 1, 1990, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1989, File No. 1-4928, as Exhibit 4-B-59).

  4-F-60* --Supplemental Indenture, dated as of March 1, 1990, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1990, File No. 1-4928, as Exhibit 4-B-60).

  4-F-61* --Supplemental Indenture, dated as of May 1, 1990, supplementing said
            Mortgage (filed with Form 10-K for the year ended December 31, 1990,
            File No. 1-4928, as Exhibit 4-B-61).

  4-F-62* --Supplemental Indenture, dated as of May 15, 1990, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1990, File No. 1-4928, as Exhibit 4-B-62).

  4-F-63* --Supplemental Indenture, dated as of March 1, 1991, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1990, File No. 1-4928, as Exhibit 4-B-63).

  4-F-64* --Supplemental Indenture, dated as of July 1, 1991, supplementing said
            Mortgage (filed with Form S-3, File No. 33-45501, effective February
            13, 1992, as Exhibit 4-B-64).

  4-F-65* --Supplemental Indenture, dated as of December 1, 1991, supplementing said Mortgage (filed with Form S-3, File No. 33-44501, effective
            February 13, 1992, as Exhibit 4-B-65).

  4-F-66* --Supplemental Indenture, dated as of March 1, 1992, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1991, File No. 1-4928, as Exhibit 4-B-66).

  4-F-67* --Supplemental Indenture, dated as of June 1, 1992, supplementing said Mortgage (filed with Form S-3, File No. 33-50592, effective
            August 11, 1992, as Exhibit 4-B-67).

  4-F-68* --Supplemental Indenture, dated as of July 1, 1992, supplementing said
            Mortgage (filed with Form S-3, File No. 33-50592, effective August
            11, 1992, as Exhibit 4-B-68).

  4-F-69* --Supplemental Indenture, dated as of September 1, 1992, supplementing said Mortgage (filed with Form S-3, File No. 33-53308, effective
            November 24, 1992, as Exhibit 4-B-69).

  4-F-70* --Supplemental Indenture, dated as of February 1, 1993, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1992, File No. 1-4928, as Exhibit 4-B-70).

 Exhibit
 Number
 -------
  4-F-71* --Supplemental Indenture, dated as of March 1, 1993, supplementing said Mortgage (filed with Form S-3, No. 33-59448, effective March
            17, 1993, as Exhibit 4-B-71).

  4-F-72* --Supplemental Indenture, dated as of April 1, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
            October 20, 1993, as Exhibit 4-B-72).

  4-F-73* --Supplemental Indenture, dated as of May 1, 1993, supplementing said
            Mortgage (filed with Form S-3, File No. 33-50543, effective October
            20, 1993, as Exhibit 4-B-73).

  4-F-74* --Supplemental Indenture, dated as of June 1, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
            October 20, 1993, as Exhibit 4-B-74).

  4-F-75* --Supplemental Indenture, dated as of July 1, 1993, supplementing said
            Mortgage (filed with Form S-3, File No. 33-50543, effective October
            20, 1993, as Exhibit 4-B-75).

  4-F-76* --Supplemental Indenture, dated as of August 1, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
            October 20, 1993, as Exhibit 4-B-76).

  4-F-77* --Supplemental Indenture, dated as of August 20, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
            October 20, 1993, as Exhibit 4-B-77).

  4-F-78* --Supplemental Indenture, dated as of May 1, 1994, supplementing said
            Mortgage (filed with Form 10-K for the year ended December 31,
            1994, File No. 1-4928, as Exhibit 4-B-78).

  4-F-79* --Supplemental Indenture, dated as of November 1, 1994, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1994, File No. 1-4928, as Exhibit 4-B-79).

  4-F-80* --Supplemental Indenture, dated as of August 1, 1995, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1995, File No. 1-4928, as Exhibit 4-B-80).

  4-F-81  --Form of Supplemental Indenture relating to Bonds.

  4-F-82* --Instrument of Resignation, Appointment and Acceptance among Duke
            Energy Corporation, Morgan Guaranty Trust Company of New York, as
            Trustee, and Chemical Bank (now The Chase Manhattan Bank), as
            Successor Trustee, dated as of August 30, 1994 (filed with Form 10-
            K for the year ended December 31, 1994, File No. 1-4928, as Exhibit
            4-C).

  4-G-1*  --Certificate of Trust of Duke Energy Capital Trust III (filed with
            Form S-3, File No. 333-79065, effective June 4, 1999, as Exhibit
            4.3-B).

  4-G-2*  --Certificate of Trust of Duke Energy Capital Trust IV (filed with
            Form S-3, File No. 333-79065, effective June 4, 1999, as Exhibit
            4.3-C).

  4-G-3*  --Certificate of Trust of Duke Energy Capital Trust V (filed with
            Form S-3, File No. 333-52204, effective December 26, 2000, as
            Exhibit 4-G-3).

  4-H-1*  --Trust Agreement of Duke Energy Capital Trust III (filed with Form
            S-3, File No. 333-79065, effective June 4, 1999, as Exhibit 4.4-B).

  4-H-2*  --Trust Agreement of Duke Energy Capital Trust IV (filed with Form S-
            3, File No. 333-79065, effective June 4, 1999, as Exhibit 4.4-C).

  4-H-3*  --Trust Agreement of Duke Energy Capital Trust V (filed with Form S-
            3, File No. 333-52204, effective December 26, 2000, as Exhibit 4-H-
            3).

  4-I     --Form of Amended and Restated Trust Agreement (Agreements for Duke
            Energy Capital Trust III, Duke Energy Capital Trust IV and Duke
            Energy Capital Trust V will be substantially identical except for names and dates).


 Exhibit
 Number
 -------
  4-J    --Form of Senior Note (included in Exhibit 4-D-7 above).

  4-K    --Form of Junior Subordinated Note (included in Exhibits 4-E-4 and 4-
           E-5 above).

  4-L    --Form of Bond (included in Exhibit 4-F-81 above).

  4-M    --Form of Trust Preferred Security for Duke Energy Capital Trust III,
           Duke Energy Capital Trust IV and Duke Energy Capital Trust V
           (included in Exhibit 4-I above).

  4-N    --Form of Guarantee Agreement (Agreements for Duke Energy Capital
           Trust III, Duke Energy Capital Trust IV and Duke Energy Capital
           Trust V will be substantially identical except for names and dates).

  4-O    --Form of Agreement as to Expenses and Liabilities (included in
           Exhibit 4-I above).

  5-A    --Opinion of Ellen T. Ruff, Esq.

  5-B    --Opinion of Dewey Ballantine LLP.

  5-C-1  --Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
           Capital Trust III.

  5-C-2  --Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
           Capital Trust IV.

  5-C-3  --Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
           Capital Trust V.

  8      --Tax Opinion of Dewey Ballantine LLP.

 12      --Computation of ratio of earnings to fixed charges.

 23-A    --Independent Auditors' Consent.

 23-B    --Consent of Ellen T. Ruff, Esq. (included in Exhibit 5-A above).

 23-C-1  --Consent of Dewey Ballantine LLP (included in Exhibit 5-B above).

 23-C-2  --Consent of Dewey Ballantine LLP (included in Exhibit 8 above).

 23-D    --Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5-
           C-1, 5-C-2 and 5-C-3 above).

 24-A    --Power of Attorney of certain officers and directors of Duke Energy
           Corporation.

 24-B    --Resolution of Duke Energy Corporation regarding Power of Attorney.

 25-A    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Indenture Trustee.

 25-B    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated Indenture
           Trustee.

 25-C    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Bond Trustee.

 25-D-1 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under Duke
           Energy Capital Trust III.

 25-D-2 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under Duke
           Energy Capital Trust IV.

 25-D-3 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under Duke
           Energy Capital Trust V.

 25-E-1 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust III.

 25-E-2 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust IV.


 Exhibit
 Number
 -------
 25-E-3   --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust V.

--------
* previously filed

The total amount of securities of Duke Energy Corporation or its subsidiaries authorized under any instrument with respect to long-term debt not filed as an exhibit does not exceed 10% of the total assets of Duke Energy Corporation and its subsidiaries on a consolidated basis. Duke Energy Corporation agrees, upon request of the Securities and Exchange Commission, to furnish copies of any or all of such instruments.

Item 17. Undertakings.

(a) Undertaking related to Rule 415 offering:

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Act, each filing of Duke Energy Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Undertaking related to acceleration of effectiveness:

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of each undersigned registrant pursuant to the indemnification provisions described in Item 15 above or in contractual arrangements pursuant thereto, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Duke Energy Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 12th day of April, 2001.

                                          Duke Energy Corporation

                                                       R. B. Priory
                                          By:__________________________________
                                             Chairman of the Board, President
                                                and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following directors and officers of Duke Energy Corporation in the capacities and on the date indicated.

        Signature                                      Title                    Date
        ---------                                      -----                    ----
   R. B. Priory                               Chairman of the Board,       April 12, 2001
                                                     President
                                            and Chief Executive Officer
                                           (Principal Executive Officer)
   Robert P. Brace                         Executive Vice President and    April 12, 2001
                                              Chief Financial Officer
                                           (Principal Financial Officer)
   Sandra P. Meyer                           Senior Vice President and     April 12, 2001
                                               Corporate Controller
                                          (Principal Accounting Officer)


   G. Alex Bernhardt, Sr.
   William A. Coley
   William T. Esrey
   Ann M. Gray
   Dennis R. Hendrix
   Harold S. Hook                           A majority of the Directors    April 12, 2001
   George D. Johnson, Jr.
   Max Lennon
   Leo E. Linbeck, Jr.
   James G. Martin
   R. B. Priory


Myron L. Caldwell, by signing his name hereto, does hereby sign this document on behalf of Duke Energy Corporation and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by Duke Energy Corporation and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                   /s/ Myron L. Caldwell
                                          _____________________________________
                                                     Myron L. Caldwell
                                                     Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 12th day of April, 2001.

                                          DUKE ENERGY CAPITAL TRUST III

                                          By: Duke Energy Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 12th day of April, 2001.

                                          DUKE ENERGY CAPITAL TRUST IV

                                          By: Duke Energy Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Capital Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 12th day of April, 2001.

                                          DUKE ENERGY CAPITAL TRUST V

                                          By: Duke Energy Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

                                 EXHIBIT INDEX

 Exhibit
 Number                                  Exhibit
 -------                                 -------
  1-A    --Form of Underwriting Agreement relating to Senior Notes.

  1-B    --Form of Underwriting Agreement relating to Junior Subordinated
          Notes.

  1-C    --Form of Underwriting Agreement relating to Bonds.

  1-D    --Form of Underwriting Agreement relating to Common Stock.

  1-E    --Form of Underwriting Agreement relating to Trust Preferred
          Securities.

  1-F    --Form of Calculation Agent Agreement relating to Senior Notes.

  4-A-1* --Restated Articles of Incorporation of Duke Energy Corporation, dated
          June 18, 1997 (filed with Form S-8, File No. 333-29563, effective
          June 19, 1997, as Exhibit 4(G)).

  4-A-2* --Articles of Amendment of Duke Energy Corporation, dated April 28,
          1999 (filed with Form S-3, File No. 333-81573, effective October 8,
          1999, as Exhibit 4(B).

  4-B*   --By-Laws of Duke Energy Corporation, as amended (filed with Form S-3,
          File No. 333-52204, effective December 26, 2000, as Exhibit 4-B).

  4-C*   --Rights Agreement between Duke Energy Corporation and The Bank of New
          York, as Rights Agent, dated as of December 17, 1998 (filed with Form
          8-K, dated February 11, 1999, of Duke Energy Corporation, as Exhibit
          4.1).

  4-D-1* --Senior Indenture between Duke Energy Corporation and The Chase
          Manhattan Bank, as Trustee, dated as of September 1, 1998 (filed with
          Form S-3, File No. 333-14209, effective April 7, 1999, as Exhibit 4-
          D-1).

  4-D-2* --First Supplemental Indenture dated as of December 4, 1998 supplementing said Senior Indenture (filed with Form S-3, File No.
          333-14209, effective April 7, 1999, as Exhibit 4-D-1(A)).

  4-D-3* --Second Supplemental Indenture dated as of January 12, 1999 supplementing said Senior Indenture (filed with Form S-3, File No.
          333-14209, effective April 7, 1999, as Exhibit 4-D-1(B)).

  4-D-4* --Third Supplemental Indenture dated as of March 11, 1999 supplementing said Senior Indenture (filed with Form S-3, File No.
          333-14209, effective April 7, 1999, as Exhibit 4-D-1(C)).

  4-D-5* --Fourth Supplemental Indenture dated as of March 10, 2000 supplementing said Senior Indenture (filed with Form S-3, File No.
          333-52204, effective December 26, 2000, as Exhibit 4-D-5).

  4-D-6* --Fifth Supplemental Indenture dated as of September 12, 2000 supplementing said Senior Indenture (filed with Form S-3, File No.
          333-52204, effective December 26, 2000, as Exhibit 4-D-6).

  4-D-7  --Form of Supplemental Indenture to Senior Indenture relating to
          Senior Notes.

  4-E-1* --Subordinated Indenture between Duke Energy Corporation and The Chase
          Manhattan Bank, as Trustee, dated as of December 1, 1997 (filed with
          Form S-3, File No. 333-14209, effective September 3, 1998, as Exhibit
          4-D-2).

  4-E-2* --First Supplemental Indenture dated as of December 8, 1997 supplementing said Subordinated Indenture (filed with Form S-3, File
          No. 333-14209, effective April 7, 1999 as Exhibit 4-D-2(A)).

  4-E-3* --Second Supplemental Indenture dated as of June 14, 1999 supplementing said Subordinated Indenture (filed with Form S-3, File
          No. 333-52204, effective December 26, 2000, as Exhibit 4-E-3).

  4-E-4  --Form of Supplemental Indenture to Subordinated Indenture relating to
          Junior Subordinated Notes.

  4-E-5  --Form of Supplemental Indenture to Subordinated Indenture relating to
          Junior Subordinated Notes issued in connection with Trust Preferred
          Securities.


 Exhibit
 Number                                  Exhibit
 -------                                 -------
  4-F-1*  --First and Refunding Mortgage from Duke Energy Corporation to
           Guaranty Trust Company of New York, as Trustee, dated as of December
           1, 1927 (filed with Form S-1, File No. 2-7224, effective October 15,

           1947, as Exhibit 7(a)).
  4-F-2* --Supplemental Indenture, dated as of March 12, 1930, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(b)).

  4-F-3* --Supplemental Indenture, dated as of July 1, 1935, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(c)).

  4-F-4* --Supplemental Indenture, dated as of December 1, 1935, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(d)).

  4-F-5* --Supplemental Indenture, dated as of September 1, 1936, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective October 15, 1947, as Exhibit 7(e)).

  4-F-6* --Supplemental Indenture, dated as of January 1, 1941, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(f)).

  4-F-7* --Supplemental Indenture, dated as of April 1, 1944, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective
           October 15, 1947, as Exhibit 7(g)).

  4-F-8* --Supplemental Indenture, dated as of September 1, 1947, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective October 15, 1947, as Exhibit 7(h)).

  4-F-9* --Supplemental Indenture, dated as of September 8, 1947, supplementing said Mortgage (filed with Form S-1, File No. 2-10401, effective August 21, 1953, as Exhibit 4-B-9).

  4-F-10* --Supplemental Indenture, dated as of February 1, 1949, supplementing said Mortgage (filed with Form S-1, File No. 2-7808, effective
           February 3, 1949, as Exhibit 7(j)).

  4-F-11* --Supplemental Indenture, dated as of March 1, 1949, supplementing said Mortgage (filed with Form S-1, File No. 2-8877, effective April
           6, 1951, as Exhibit 7(k)).

  4-F-12* --Supplemental Indenture, dated as of April 1, 1951, supplementing said Mortgage (filed with Form S-1, File No. 2-8877, effective April
           6, 1951, as Exhibit 7(l)).

  4-F-13* --Supplemental Indenture, dated as of September 1, 1953, supplementing said Mortgage (filed with Form S-1, File No. 2-10401, effective August 21, 1953, as Exhibit 4-B-13).

  4-F-14* --Supplemental Indenture, dated as of October 1, 1954, supplementing said Mortgage (filed with Form S-9, File No. 2-11297, effective
           December 30, 1954, as Exhibit 2-B-14).

  4-F-15* --Supplemental Indenture, dated as of January 1, 1955, supplementing said Mortgage (filed with Form S-9, File No. 2-11297, effective
           December 30, 1954, as Exhibit 2-B-15).

  4-F-16* --Supplemental Indenture, dated as of May 1, 1956, supplementing said
           Mortgage (filed with Form S-9, File No. 2-12402, effective April 26,
           1956, as Exhibit 2-B-16).

  4-F-17* --Supplemental Indenture, dated as of January 1, 1960, supplementing said Mortgage (filed with Form 10, effective June 29, 1961, as
           Exhibit 3-B-18).
  4-F-18* --Supplemental Indenture, dated as of February 1, 1960, supplementing said Mortgage (filed with Form 10, effective June 29, 1961, as
           Exhibit 3-B-19).

  4-F-19* --Supplemental Indenture, dated as of February 1, 1962, supplementing said Mortgage (filed with Form S-9, File No. 2-20577, effective
           August 16, 1962, as Exhibit 2-B-20).

  4-F-20* --Supplemental Indenture, dated as of August 1, 1962, supplementing said Mortgage (filed with Form S-1, File No. 2-25367, effective
           August 23, 1966, as Exhibit 4-B-19).

  4-F-21* --Supplemental Indenture, dated as of June 15, 1964, supplementing said Mortgage (filed with Form S-1, File No. 2-25367, effective
           August 23, 1966, as Exhibit 4-B-20).

 Exhibit
 Number                                  Exhibit
 -------                                 -------
  4-F-22* --Supplemental Indenture, dated as of February 1, 1965, supplementing said Mortgage (filed with Form S-1, File No. 2-25367, effective
           August 23, 1966, as Exhibit 4-B-21).

  4-F-23* --Supplemental Indenture, dated as of April 1, 1967, supplementing said Mortgage (filed with Form S-9, File No. 2-28023, effective
           February 15, 1968, as Exhibit 2-B-25).

  4-F-24* --Supplemental Indenture, dated as of February 1, 1968, supplementing said Mortgage (filed with Form S-9, File No. 2-31304, effective
           January 21, 1969, as Exhibit 2-B-26).

  4-F-25* --Supplemental Indenture, dated as of February 1, 1969, supplementing said Mortgage (filed with Form S-7, File No. 2-34289, effective
           August 27, 1969, as Exhibit 2-B-27).

  4-F-26* --Supplemental Indenture, dated as of September 1, 1969, supplementing said Mortgage (filed with Form S-7, File No. 2-36095, effective February 16, 1970, as Exhibit 2-B-39).

  4-F-27* --Supplemental Indenture, dated as of March 1, 1970, supplementing said Mortgage (filed with Form S-7, File No. 2-37953, effective July
           28, 1970, as Exhibit 2-B-42).

  4-F-28* --Supplemental Indenture, dated as of August 1, 1970, supplementing said Mortgage (filed with Form S-7, File No. 2-39451, effective
           March 4, 1971, as Exhibit 2-B-28).

  4-F-29* --Supplemental Indenture, dated as of March 1, 1971, supplementing said Mortgage (filed with Form S-7, File No. 2-42404, effective
           December 7, 1971, as Exhibit 2-B-29).

  4-F-30* --Supplemental Indenture, dated as of December 1, 1971, supplementing said Mortgage (filed with Form S-7, File No. 2-43122, effective
           March 7, 1972, as Exhibit 2-B-30).

  4-F-31* --Supplemental Indenture, dated as of April 1, 1972, supplementing said Mortgage (filed with Form S-7, File No. 2-46208, effective
           November 20, 1972, as Exhibit 2-B-31).

  4-F-32* --Supplemental Indenture, dated as of December 1, 1972, supplementing said Mortgage (filed with Form S-7, File No. 2-48058, effective June
           5, 1973, as Exhibit 2-B-32).

  4-F-33* --Supplemental Indenture, dated as of June 1, 1973, supplementing said Mortgage (filed with Form S-7, File No. 2-49333, effective
           November 5, 1973, as Exhibit 2-B-33).

  4-F-34* --Supplemental Indenture, dated as of November 1, 1973, supplementing said Mortgage (filed with Form S-7, File No. 2-50493, effective
          April 25, 1974, as Exhibit 2-B-34).

  4-F-35* --Supplemental Indenture, dated as of May 1, 1974, supplementing said
           Mortgage (filed with Form S-7, File No. 2-52669, effective February
           11, 1975, as Exhibit 2-B-35).

  4-F-36* --Supplemental Indenture, dated as of February 1, 1975, supplementing said Mortgage (filed with Form S-7, File No. 2-57118, effective
           October 5, 1976, as Exhibit 2-B-36).

  4-F-37* --Supplemental Indenture, dated as of July 1, 1975, supplementing said Mortgage (filed with Form S-7, File No. 2-57118, effective
           October 5, 1976, as Exhibit 2-B-37).

  4-F-38* --Supplemental Indenture, dated as of October 1, 1976, supplementing said Mortgage (filed with Form S-7, File No. 2-59494, effective
           August 10, 1977, as Exhibit 2-B-38).

  4-F-39* --Supplemental Indenture, dated as of September 1, 1977, supplementing said Mortgage (filed with Form S-7, File No. 2-61995, effective July 26, 1978, as Exhibit 2-B-39).

  4-F-40* --Supplemental Indenture, dated as of August 1, 1978, supplementing said Mortgage (filed with Form S-7, File No. 2-64541, effective June
           7, 1979, as Exhibit 2-B-40).

 4-F-41* --Supplemental Indenture, dated as of June 1, 1979, supplementing said Mortgage (filed with Form S-7, File No. 2-65371, effective
           October 2, 1979, as Exhibit 2-B-41).

  4-F-42* --Supplemental Indenture, dated as of October 1, 1979, supplementing said Mortgage (filed with Form S-7, File No. 2-66659, effective
           March 12, 1980, as Exhibit 2-B-42).

 Exhibit
 Number                                  Exhibit
 -------                                 -------
  4-F-43* --Supplemental Indenture, dated as of March 1, 1980, supplementing said Mortgage (filed with Form S-16, File No. 2-68571, effective
           August 19, 1980, as Exhibit 2-B-43).

  4-F-44* --Supplemental Indenture, dated as of August 1, 1980, supplementing said Mortgage (filed with Form S-16, File No. 2-75951, effective
           February 23, 1982, as Exhibit 2-B-44).

  4-F-45* --Supplemental Indenture, dated as of March 1, 1982, supplementing said Mortgage (filed with Form S-3, File No. 2-78882, effective
           August 30, 1982, as Exhibit 4-B-45).

  4-F-46* --Supplemental Indenture, dated as of September 1, 1982, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April 1, 1985, as Exhibit 4-B-46).

  4-F-47* --Supplemental Indenture, dated as of May 1, 1983, supplementing said
           Mortgage (filed with Form S-3, File No. 2-95931, effective April 1,
           1985, as Exhibit 4-B-47).

  4-F-48* --Supplemental Indenture, dated as of September 1, 1983, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April 1, 1985, as Exhibit 4-B-48).

  4-F-49* --Supplemental Indenture, dated as of September 1, 1984, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April 1, 1985, as Exhibit 4-B-49).

  4-F-50* --Supplemental Indenture, dated as of March 1, 1985, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective
           April 1, 1985, as Exhibit 4-B-50).

  4-F-51* --Supplemental Indenture, dated as of December 1, 1985, supplementing said Mortgage (filed with Form S-3, File No. 33-5163, effective May
           2, 1986, as Exhibit 4-B-51).

  4-F-52* --Supplemental Indenture, dated as of April 1, 1986, supplementing said Mortgage (filed with Form S-3, File No. 33-5163, effective May
           2, 1986, as Exhibit 4-B-52).

  4-F-53* --Supplemental Indenture, dated as of May 1, 1986, supplementing said
           Mortgage (filed with Form 10-K for the year ended December 31, 1986,
           File No. 1-4928, as Exhibit 4-B-53).

  4-F-54* --Supplemental Indenture, dated as of June 1, 1986, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1986, File No. 1-4928, as Exhibit 4-B-54).

  4-F-55* --Supplemental Indenture, dated as of February 1, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1986, File No. 1-4928, as Exhibit 4-B-55).

  4-F-56* --Supplemental Indenture, dated as of February 15, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended
           December 31, 1986, File No. 1-4928, as Exhibit 4-B-56).

  4-F-57* --Supplemental Indenture, dated as of March 1, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1986, File No. 1-4928, as Exhibit 4-B-57).

  4-F-58* --Supplemental Indenture, dated as of October 1, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1987, File No. 1-4928, as Exhibit 4-B-58).

  4-F-59* --Supplemental Indenture, dated as of February 1, 1990, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1989, File No. 1-4928, as Exhibit 4-B-59).

  4-F-60* --Supplemental Indenture, dated as of March 1, 1990, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1990, File No. 1-4928, as Exhibit 4-B-60).

  4-F-61* --Supplemental Indenture, dated as of May 1, 1990, supplementing said
           Mortgage (filed with Form 10-K for the year ended December 31, 1990,
           File No. 1-4928, as Exhibit 4-B-61).

  4-F-62* --Supplemental Indenture, dated as of May 15, 1990, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1990, File No. 1-4928, as Exhibit 4-B-62).

  4-F-63* --Supplemental Indenture, dated as of March 1, 1991, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1990, File No. 1-4928, as Exhibit 4-B-63).

 Exhibit
 Number                                  Exhibit
 -------                                 -------
  4-F-64* --Supplemental Indenture, dated as of July 1, 1991, supplementing said Mortgage (filed with Form S-3, File No. 33-45501, effective
           February 13, 1992, as Exhibit 4-B-64).

  4-F-65* --Supplemental Indenture, dated as of December 1, 1991, supplementing said Mortgage (filed with Form S-3, File No. 33-44501, effective
           February 13, 1992, as Exhibit 4-B-65).

  4-F-66* --Supplemental Indenture, dated as of March 1, 1992, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1991, File No. 1-4928, as Exhibit 4-B-66).

  4-F-67* --Supplemental Indenture, dated as of June 1, 1992, supplementing said Mortgage (filed with Form S-3, File No. 33-50592, effective
           August 11, 1992, as Exhibit 4-B-67).

  4-F-68* --Supplemental Indenture, dated as of July 1, 1992, supplementing said Mortgage (filed with Form S-3, File No. 33-50592, effective
           August 11, 1992, as Exhibit 4-B-68).

  4-F-69* --Supplemental Indenture, dated as of September 1, 1992, supplementing said Mortgage (filed with Form S-3, File No. 33-53308, effective November 24, 1992, as Exhibit 4-B-69).

  4-F-70* --Supplemental Indenture, dated as of February 1, 1993, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1992, File No. 1-4928, as Exhibit 4-B-70).

  4-F-71* --Supplemental Indenture, dated as of March 1, 1993, supplementing said Mortgage (filed with Form S-3, No. 33-59448, effective March
           17, 1993, as Exhibit 4-B-71).

  4-F-72* --Supplemental Indenture, dated as of April 1, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
           October 20, 1993, as Exhibit 4-B-72).

  4-F-73* --Supplemental Indenture, dated as of May 1, 1993, supplementing said
           Mortgage (filed with Form S-3, File No. 33-50543, effective October
           20, 1993, as Exhibit 4-B-73).

  4-F-74* --Supplemental Indenture, dated as of June 1, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
           October 20, 1993, as Exhibit 4-B-74).

  4-F-75* --Supplemental Indenture, dated as of July 1, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
           October 20, 1993, as Exhibit 4-B-75).

  4-F-76* --Supplemental Indenture, dated as of August 1, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
           October 20, 1993, as Exhibit 4-B-76).

  4-F-77* --Supplemental Indenture, dated as of August 20, 1993, supplementing said Mortgage (filed with Form S-3, File No. 33-50543, effective
           October 20, 1993, as Exhibit 4-B-77).

  4-F-78* --Supplemental Indenture, dated as of May 1, 1994, supplementing said
           Mortgage (filed with Form 10-K for the year ended December 31, 1994,
           File No. 1-4928, as Exhibit 4-B-78).

  4-F-79* --Supplemental Indenture, dated as of November 1, 1994, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1994, File No. 1-4928, as Exhibit 4-B-79).

  4-F-80* --Supplemental Indenture, dated as of August 1, 1995, supplementing said Mortgage (filed with Form 10-K for the year ended December 31, 1995, File No. 1-4928, as Exhibit 4-B-80).

  4-F-81  --Form of Supplemental Indenture relating to Bonds.

  4-F-82* --Instrument of Resignation, Appointment and Acceptance among Duke
           Energy Corporation, Morgan Guaranty Trust Company of New York, as
           Trustee, and Chemical Bank (now The Chase Manhattan Bank), as
           Successor Trustee, dated as of August 30, 1994 (filed with Form 10-K for the year ended December 31, 1994, File No. 1-4928, as Exhibit 4-
           C).

  4-G-1*  --Certificate of Trust of Duke Energy Capital Trust III (filed with
           Form S-3, File No. 333-79065, effective June 4, 1999, as Exhibit
           4.3-B).

  4-G-2*  --Certificate of Trust of Duke Energy Capital Trust IV (filed with
           Form S-3, File No. 333-79065, effective June 4, 1999, as Exhibit
           4.3-C).


 Exhibit
 Number                                  Exhibit
 -------                                 -------
  4-G-3* --Certificate of Trust of Duke Energy Capital Trust V (filed with Form
          S-3, File No. 333-52204, effective December 26, 2000, as Exhibit 4-G-
          3).

  4-H-1* --Trust Agreement of Duke Energy Capital Trust III (filed with Form S-
          3, File No. 333-79065, effective June 4, 1999, as Exhibit 4.4-B).

  4-H-2* --Trust Agreement of Duke Energy Capital Trust IV (filed with Form S-
          3, File No. 333-79065, effective June 4, 1999, as Exhibit 4.4-C).

  4-H-3* --Trust Agreement of Duke Energy Capital Trust V (filed with Form S-3,
          File No. 333-52204, effective December 26, 2000, as Exhibit 4-H-3).

  4-I    --Form of Amended and Restated Trust Agreement (Agreements for Duke
          Energy Capital Trust III, Duke Energy Capital Trust IV and Duke
          Energy Capital Trust V will be substantially identical except for names and dates).

  4-J    --Form of Senior Note (included in Exhibit 4-D-7 above).

  4-K    --Form of Junior Subordinated Note (included in Exhibits 4-E-4 and 4-
          E-5 above).

  4-L    --Form of Bond (included in Exhibit 4-F-81 above).

  4-M    --Form of Trust Preferred Security for Duke Energy Capital Trust III,
          Duke Energy Capital Trust IV and Duke Energy Capital Trust V
          (included in Exhibit 4-I above).

  4-N    --Form of Guarantee Agreement (Agreements for Duke Energy Capital
          Trust III, Duke Energy Capital Trust IV and Duke Energy Capital Trust
          V will be substantially identical except for names and dates).

  4-O    --Form of Agreement as to Expenses and Liabilities (included in
          Exhibit 4-I above).

  5-A    --Opinion of Ellen T. Ruff, Esq.

  5-B    --Opinion of Dewey Ballantine LLP.

  5-C-1  --Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
          Capital Trust III.

  5-C-2  --Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
          Capital Trust IV.

  5-C-3  --Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
          Capital Trust V.

  8      --Tax Opinion of Dewey Ballantine LLP.

 12      --Computation of ratio of earnings to fixed charges.

 23-A    --Independent Auditors' Consent.

 23-B    --Consent of Ellen T. Ruff, Esq. (included in Exhibit 5-A above).

 23-C-1  --Consent of Dewey Ballantine LLP (included in Exhibit 5-B above).

 23-C-2  --Consent of Dewey Ballantine LLP (included in Exhibit 8 above).

 23-D    --Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5-
          C-1, 5-C-2 and 5-C-3 above).

 24-A    --Power of Attorney of certain officers and directors of Duke Energy
          Corporation.

 24-B    --Resolution of Duke Energy Corporation regarding Power of Attorney.

 25-A    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Indenture Trustee.

 25-B    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated Indenture
          Trustee.

 25-C    --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Bond Trustee.


 Exhibit
 Number                                 Exhibit
 -------                                -------
 25-D-1  --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under Duke
          Energy Capital Trust III.

 25-D-2 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under Duke
          Energy Capital Trust IV.

 25-D-3 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under Duke
          Energy Capital Trust V.

 25-E-1 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust III.

 25-E-2 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust IV.

 25-E-3 --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust V.

--------
* previously filed